Exhibit 4.6

THE NATIONAL GRID USA COMPANIES’

INCENTIVE THRIFT PLAN

(As Amended and Restated Effective December 31, 2021)

TABLE OF CONTENTS

ARTICLE 1. INTRODUCTION

1.1.	In General	1

1.2.	Nantucket Plan Merger	2

1.3.	EUA Plan Merger	2

1.4.	Niagara Mohawk Plan Merger	2

1.5.	KeySpan Energy 401(k) Plan for Union Employees	2

ARTICLE 2. PARTICIPATION		2

2.1.	Date of Participation	2

2.2.	Participation by Former Nonparticipating Employees	3

2.3	Duration of Participation	3

2.4.	Change in Status	3

ARTICLE 3. CONTRIBUTIONS		3

3.1.	Elective Contributions	3

3.2.	Form and Manner of Elections	4

3.3.	Matching Contributiom	5

3.4.	Core Contributions - Non-Collective Bargained Employees	5

3.5	Core Contributions – Collectively Bargained Employees	7

3.6	Qualified Nonelective Contributions	8

3.7.	Rollover Contributions	8

3.8.	After-Tax Contributions	9

3.9.	ESOP Plan Transfer Contributions	9

3.10.	Catch-Up Contributions	9

3.11.	Time for Making Contributions	9

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3.12.	Crediting of Contributions	10

3.13.	Certain Limits Apply	10

3.14.	Return of Contributions	10

3.15.	Establishment of Trust	10

ARTICLE 4. PARTICIPANT ACCOUNTS		10

4.1.	Accounts	10

4.2.	Adjustment of Accounts	11

4.3.	Investment of Accounts	11

4.4.	Appointment of Investment Manager or Named Fiduciary	13

4.5.	Transfers From Other Plans	13

ARTICLE 5. VESTING OF ACCOUNTS		14

5.1.	Vesting of Accounts	14

5.2.	Forfeiture and Allocation of Matching and Core Contributions	15

ARTICLE 6. WITHDRAWALS PRIOR TO SEVERANCE FROM EMPLOYMENT		15

6.1.	Hardship Withdrawals	15

6.2.	Withdrawals After Age 59 1⁄2	17

6.3.	Withdrawals Before Age 59 1⁄2	17

6.4.	Required Minimum Distributions	17

6.5.	Restrictions on Certain Distributions	18

6.6.	Distributions Required by a Qualified Domestic Relations Order	18

6.7.	Certain Dispositions	18

6.8.	Spousal Consent to Withdrawals by Certain Former Participants in Other Plans	18

6.9	Coronovirus Related Distrbutions	19

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ARTICLE 7. LOANS TO PARTICIPANTS		20

7.1.	In General	20

7.2.	Rules and Procedures	20

7.3.	Maximum amount of loan; Maximum number of loans	20

7.4.	Minimum amount of loan	21

7.5.	Note; security; interest	21

7.6.	Repayment	21

7.7.	Repayment upon distribution	21

7.8.	Default	22

7.9	Nondiscrimination	22

7.10	Adjusment of Accounts	22

7.11	CARES Act Loan Rekief	23

ARTICLE 8. BENEFITS UPON DEATH OR SEVERANCE FROM EMPLOYMENT		23

8.1.	Severance from Employment for Reasons other than Death	23

8.2.	Time of Distributions	24

8.3.	Distributions After a Participant’s Death or Disability	25

8.4.	Designation of Beneficiary	26

8.5.	Optional Forms of Benefit	28

8.6.	Distributions Upon Required Beginning Date	28

8.7.	Direct Rollovers of Eligible Distributions	29

8.8.	Special Rules for Former Participants in Merged Plans	31

8.9.	Distribution Restrictions for Elective Contributions	32

8.10.	Roth Conversions	33

ARTICLE 9. VOTING AND DISPOSITION OF SHARES.		33

9.1.	Voting of Shares	33

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9.2.	Tender or Exchange Offers	33

9.3.	Cash Out Merger	34

9.4.	Investment of Proceeds of Tender Offer, Shares Received in Exchange Offer	34

9.5.	Investment Following Cash Out Merger	35

9.6.	Return of Capital Transactions	35

9.7.	Confidentiality of Instructions	35

ARTICLE 10. ADMINISTRATION		35

10.1.	Administrator	35

10.2.	Powers of Administrator	35

10.3.	Action	36

10.4.	Authority to Act	36

10.5.	Effect of Interpretation or Determination	36

10.6.	Reliance on Tables, etc	36

10.7.	Claims and Review Procedures	36

10.8.	Liability for Acts	37

10.9.	Indemnification of Administrator and Assistants	37

10.10.	Examination of Records	37

10.11.	Authority to Correct Operational Defects	37

10.12.	Expenses of Plan	37

ARTICLE 11. AMENDMENT AND TERMINATION		38

11.1.	Amendment	38

11.2.	Termination	38

11.3.	Distributions upon Termination of the Plan	39

11.4.	Merger or Consolidation of Plan; Transfer of Plan Assets	39

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ARTICLE 12. LIMITS ON CONTRIBUTIONS		40

12.1.	Code Section 404 Limits	40

12.2.	Code Section 415 Limits	40

12.3.	Code Section 402(g) Limits	42

12.4.	Code Section 401(k)(3) Limits	44

12.5.	Code Section 401(m) Limits	47

12.6.	Code Section 4975(e) Limits	51

ARTICLE 13. SPECIAL TOP-HEAVY PROVISIONS		51

13.1.	Provisions to apply	51

13.2.	Minimum Contribution	51

13.3.	Adjustment to Limitation on Benefits	52

13.4.	Definitions	52

ARTICLE 14. MISCELLANEOUS		54

14.1.	Exclusive Benefit Rule	54

14.2.	Limitation of Rights	54

14.3.	Nonalienability of Benefits	54

14.4.	Rules for Withdrawals and Distributions	55

14.5.	USERRA Compliance	55

14.6.	Miscellaneous Employer Contribution	55

14.7.	EGTRRA Provisions	55

14.8.	Applicable Law	55

14.9.	Governing Law	55

ARTICLE 15. DEFINITIONS		55

15.1.	Accounts	55

15.2.	Administrator	56

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15.3.	Annual Base Rate	56

15.4.	Base Compensation	56

15.5.	Beneficiary	56

15.6.	Board	56

15.7.	Business Day	56

15.8.	Cash Out Merger	56

15.9.	Code	56

15.10.	Compensation	56

15.11.	Computation Period	58

15.12.	Contribution Agreement	58

15.13.	Core Contributions	58

15.14.	Core Contribution Account	58

15.15.	Elective Contribution	58

15.16.	Eligible Employee	58

15.17.	Employee	59

15.18.	Employee After-Tax Contribution	59

15.19.	Employee After-Tax Contribution Account	59

15.20.	Employer	59

15.21.	Entry Date	59

15.22.	ERISA	59

15.23.	ESOP Plan	59

15.24.	Highly Compensated Employee	59

15.25.	Highly Compensated Participant	59

15.26.	Hour of Service	59

15.27.	Investment Date	60

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15.28.	Investment Fund	60

15.29.	Matching Contributions	61

15.30.	Matching Contribution Account	61

15.31.	National Grid	61

15.32.	National Grid Committee	61

15.33.	National Grid USA	61

15.34.	National Grid Share Fund	61

15.35.	New England Employer Participant	62

15.36.	Niagara Mohawk Participant	63

15.37.	Non-Collectively Bargained Employee	63

15.38.	Normal Retirement Age	63

15.39	Northboro Employee	63

15.40.	“Officer”	63

15.41.	Participant	63

15.42.	Plan Year	63

15.43.	Post-tax Rollover Account	63

15.44.	Pre-Tax Contribution	63

15.45.	Pre-Tax Contribution Account	63

15.46.	Prior Plan	63

15.47.	Qualified Default Investment Alternative	63

15.48.	Qualified Domestic Relations Order	63

15.49.	Qualified Nonelective Contribution	64

15.50.	Regulation	64

15.51.	Required Beginning Date	64

15.52.	Retirement Plans Committee	64

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15.53.	Rollover Contribution	64

15.54.	Rollover Account	64

15.55.	Roth Contributions	64

15.56.	Roth Contribution Account	64

15.57.	Roth Rollover Account	64

15.58.	Roth Conversion Account	65

15.59.	Section	65

15.60.	Shares	65

15.61.	Spouse	65

15.62.	Trust	65

15.63.	Trustee	65

15.64.	Trust Fund	65

15.65.	Year of Service	65

15.66.	Year of Service for Participation:	65

ARTICLE 16: MINIMUM REQUIRED DISTRIBUTION		65

16.1	General Rules	65

16.2	Time and Manner of Distribution	66

16.3	Required Minimum Distributions During a Participant’s Lifetime	67

16.4	Required Minimum Distributions After Participant’s Death	67

16.5.	Definitions	68

16.6.	Special Rules	69

16.7.	SECURE Act Change to Required Beginning Date at Age 72	69

16.8	Beneficiary Rules Applicable if the Participant dies after December 31, 2019	70

“SUPPLEMENT A”		74

“SUPPLEMENT B”		76

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“SUPPLEMENT C”	78

“SUPPLEMENT D”	79

“SUPPLEMENT E”	81

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ARTICLE 1. INTRODUCTION.

1.1. In General. Effective December 31, 2021, the National Grid USA Companies’ Incentive Thrift Plan I, which was originally effective January 1, 1980, was merged into the National Grid USA Companies’ Incentive Thrift Plan II, which was originally effective January 1, 1984. The resulting merged plan is hereby entitled the National Grid USA Companies’ Incentive Thrift Plan (hereafter referred to as the “Plan”). This document amends and restates the provisions of the National Grid USA Companies’ Incentive Thrift Plans I and II, effective January 1, 2015 unless otherwise noted. .

The Plan has been restated to incorporate all amendments that were made subsequent to the restatement of the National Grid USA Companies’ Incentive Thrift Plans I and II, which restatements were effective January 1, 2015.

Except as otherwise noted, the provisions of the Plan as set forth below will be effective as of December 31, 2021, provided that any provision which is required by law to be effective as of an earlier date will be effective as of such earlier date. Except as specifically provided herein, the amendments apply prospectively from the applicable effective date to all Participants and Beneficiaries.

This Plan and its related Trust(s) are intended to qualify as a Discretionary Matching plan and trust under Code section 401(a), a cash or deferred arrangement forming part of the plan is intended to qualify under Code section 401(k), and includes an employer stock feature consisting of an employee stock ownership plan under section 4975(e) of the Code. The portion of the Plan that is intended to be an employee stock ownership plan will be primarily invested in Shares, and all Plan assets invested in Shares will be considered to be part of the portion of the Plan that is an employee stock ownership plan. The investment in Shares shall be considered an integral part of the design of the employee stock ownership portion of the Plan, and notwithstanding anything contained herein to the contrary, the investment options under the Plan shall include investment in Shares, including but not limited to the National Grid Share Fund or such other successor fund which invests in Shares of National Grid Group plc or its successors. Neither the Retirement Plans Committee nor any other fiduciary shall have any discretionary authority to remove Shares as a Plan investment. Account holdings that are invested at the direction of Participants in investment options other than Shares are not intended to constitute the part of the Plan that is an employee stock ownership plan.

The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with the Code sections above and Title I of ERISA. If at any time the Internal Revenue Service issues a determination that the Plan, as amended, fails to be qualified under the Code, the portions of the restatement that resulted in the adverse determination shall be of no force and effect and the Plan shall continue as in effect under the prior provisions of those so voided.

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Capitalized terms used in the provisions of the Plan have the meanings given them under Article 15.

1.2. Nantucket Plan Merger. Effective October 1, 1996, Supplement A as set forth in the Amendment as of October 1, 1996 shall form a part of the Plan. Supplement A sets forth special provisions of the Plan pertaining to the merger of that portion of the Nantucket Electric Company 401(k) Plan attributable to the “Nantucket Union Employees” (as such term is defined in Supplement A) with and into the Plan. All capitalized terms contained in Supplement A shall have the meanings set forth in the Plan, unless the context clearly requires otherwise.

1.3. EUA Plan Merger. Effective as of the date set forth in Supplement B, such supplement shall form a part of the Plan. Supplement B sets forth special provisions of the Plan pertaining to the merger of the portion of Eastern Utilities Associates Employees’ Savings Plan attributable to union participants into the plan. All capitalized terms contained in Supplement B shall have the meanings set forth in the Plan unless the context clearly requires otherwise.

1.4. Niagara Mohawk Plan Merger. Effective as of the date set forth in Supplement C, such supplement shall form a part of the Plan. Supplement C sets forth special provisions of the Plan pertaining to the merger of the Niagara Mohawk Power Corporation Represented Employees’ Savings Fund Plan with and into the Plan. All capitalized terms contained in Supplement C shall have the meanings set forth in the Plan, unless the context clearly requires otherwise.

1.5. KeySpan Energy 401(k) Plan for Union Employees. Effective as of August 24, 2007, Supplement D shall form part of the Plan. Supplement D sets forth special provisions of the Plan pertaining to the merger of the KeySpan Energy 401(k) Plan for Union Employees into the Plan. All capitalized terms contained in Supplement D shall have the meanings set forth in the Plan, unless the context clearly requires otherwise.

ARTICLE 2. PARTICIPATION.

2.1. Date of Participation. Each Eligible Employee may become a Participant under the Plan, for purposes of determining eligibility to make Elective Contributions, effective upon an Entry Date, by timely enrollment in the Plan in accordance with procedures prescribed by the Administrator. For Non-Collectively Bargained Employees, each Eligible Employee may become a Participant under the Plan for purposes of determining eligibility to receive Matching Contributions effective upon the first day of the month after completion of 3 months of service, provided that he or she is an Eligible Employee on such day. For Collectively Bargained Employees, each Eligible Employee may become a Participant under the Plan for purposes of determining eligibility to receive Matching Contributions effective upon the day on which he or she completes such period of service as is provided in the collective bargaining agreement that applies to the Participant, provided that he or she is an Eligible Employee on such day. Notwithstanding the above, Participants represented by United Steelworkers Local 12431shall be eligible to receive Matching Contributions effective immediately upon participation.

2021 Amended and Restated Thrift Plan

2.2 Participation by Former Nonparticipating Employees. Any person who becomes an Eligible Employee, and who was a Nonparticipating Employee on the day before becoming an Eligible Employee may become a Participant in the Plan by timely enrollment in the Plan in accordance with procedures prescribed by the Administrator, and upon becoming a Participant will be immediately eligible for Matching Contributions if he or she was eligible for matching contributions under another Employer 401(k) plan at any time prior to becoming an Eligible Employee.

Notwithstanding the foregoing, if a Nonparticipating Employee who becomes an Eligible Employee had elected a contribution percentage in the National Grid USA Companies’ Incentive Thrift Plan I or II, the contribution percentage will be carried over to this Plan. If a Nonparticipating Employee who becomes an Eligible Employee had not elected a contribution percentage in the National Grid USA Companies’ Incentive Thrift Plan I or II, said Eligible Employee will be automatically enrolled in this Plan in accordance with the provisions of Section 3.1.

2.3. Duration of Participation. An individual who has become a Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. Notwithstanding the preceding sentence and unless otherwise expressly provided for under the Plan, no contributions shall be made with respect to a Participant who is not an Eligible Employee. A Participant or former Participant who is reemployed as an Eligible Employee shall again become eligible to make Elective Contributions immediately upon reemployment and receive Matching Contributions at such time provided he or she had been previously eligible to receive Matching Contributions.

2.4 Change in Status. If the status of an Employee changes from “temporary” to “regular”, such that the Employee becomes an Eligible Employee, said Employee will be eligible to participate in the Plan immediately upon becoming an Eligible Employee. Notwithstanding the foregoing, an Employee whose status changes from “temporary” to “ regular” will be automatically enrolled in the Plan in accordance with the provisions of Section 3.1 within 45 days of the date that Vanguard is notified of the change in status, unless said Employee has made a prior election to voluntarily enroll, or opt out of enrollment, in the Plan.

ARTICLE 3. CONTRIBUTIONS.

3.1. Elective Contributions. Each Participant may enter into a Contribution Agreement with his or her Employer specifying that a percentage of Base Compensation or, Compensation, for that portion of a Plan Year during which he or she is a Participant, will be contributed to the Trust as an Elective Contribution. The Elective Contribution may be in the form of a Pre-Tax Contribution, a Roth Contribution or a combination of Pre-Tax and Roth Contributions. The election of either Base Compensation or Compensation that applies to the Employee’s Elective Contribution Agreement will apply to his/her Employee After-Tax Contributions. Existing Contribution Agreements shall continue to apply to Base Compensation, unless the Participant elects otherwise. By agreeing to Elective Contributions, the Participant shall agree to a reduction

2021 Amended and Restated Thrift Plan

in pay in the amount designated and the Employer shall agree in consideration of such reduction to contribute an equivalent amount to the Trust to be allocated to such Participant’s Elective Contribution Account. Each Eligible Employee who satisfies the eligibility requirements specified in Article 2 and who fails to provide the Employer with a Contribution Agreement indicating the amount of Compensation to be deferred, will automatically have a whole percentage withheld from their Compensation and contributed as a Pre-Tax Contribution. At the election of the Participant, this amount shall be increased automatically each year by an additional whole percentage increase withheld from Compensation. Pre-Tax Contributions for such Participant shall continue at this specified rate, and increased annually (if so elected by the Participant), until such Participant provides the Employer with a Contribution Agreement to the contrary. The automatic enrollment opt-out program shall apply to newly hired Eligible Employees who do not have an Account balance. The automatic enrollment program shall include an Elective Contribution of 6% of Compensation for Collectively Bargained Employees and 8% of Compensation for Non-Collectively Bargained Employees, made in the form of a Pre-Tax Contribution. Any Eligible Employee who is automatically enrolled in the Plan will have at least 45 days to opt-out of the automatic Elective Contribution, starting from the date of the first automatic contribution. The voluntary automatic increase “opt-in” program shall apply to such Eligible Employees, at such times, and in such Elective Contribution amounts, as are set forth in procedures adopted by the Retirement Plans Committee. Elective Contributions cannot exceed 50% of the Employee’s Base Compensation or, if elected by the Employee, Compensation. The combined limit for Elective Contributions and Employee After-Tax Contributions cannot exceed 50% of the Employee’s Base Compensation or, if elected by the Employee, Compensation.

Notwithstanding the forgoing, an Employee for whom Elective Contributions were made pursuant to the automatic enrollment program as described in this section 3.1 may elect, within 90 days of the date that the first contribution was made, to withdraw all of the Elective Contributions made on his or her behalf pursuant to this section, together with any investment earnings (or reduced by any investment losses) on such contributions, through the date of the withdrawal. Matching Contributions which are based on returned Elective Contributions will be removed from the Employee’s account and deposited to the forfeiture account.

The Plan will comply with the requirements of Code section 414(w) for an Eligible Automatic Contribution Arrangement (EACA).

All Participants may elect to automatically increase their Pre-Tax or Roth Elective Contributions each year by 1% to 3% of Compensation effective for any month chosen by the Participant, up to a maximum of 15% of Compensation, unless the Participant elects otherwise.

3.2. Form and Manner of Elections. Each Contribution Agreement shall be in the form prescribed or approved by the Retirement Plans Committee (including, if approved, on-line computer or telephonic enrollment). Any establishment, change, or revocation of a Contribution Agreement shall be made at such times, in such manner, and with such prior notice as the Retirement Plans Committee or its designee may prescribe in its discretion. A Contribution Agreement shall be effective as soon as practicable with respect to Compensation payable on and after such date as may be specified (but no earlier than the date the Agreement is

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entered into). The Administrator shall determine the minimum and maximum percentages that can be deferred from Participants’ pay in accordance with annual addition limitations under the Code.

3.3 Matching Contributions. Each Employer will make or procure the making of a Matching Contribution to the Trust for the benefit of each Participant on whose behalf it made Elective Contributions and/or Employee After-Tax Contributions for the period in accordance with procedures adopted by the Retirement Plans Committee. No Matching Contribution shall be based on Elective Contributions and/or Employee After-Tax Contributions made during periods that the Participant was not eligible to receive Matching Contributions. A Participant’s Matching Contribution shall be calculated on a payroll by payroll basis without taking into account accumulated Elective Contributions and/or Employee After-Tax Contributions. In the event that an Employee contributes Elective Contributions and Employee After-Tax Contributions, the Employer will provide Matching Contributions on Elective Contributions first, before applying Matching Contributions to Employee After-Tax Contributions. A rehired Eligible Employee who had previously been eligible for Matching Contributions prior to his/her termination from employment will be immediately eligible to receive Matching Contributions as of the date of rehire.

However, at the end of a particular Plan Year, if it is determined that a Participant who is a Non-Collectively Bargained Employee who was employed with the Employer on the last day of the Plan Year did not receive a Matching Contribution calculated above on a total Plan Year basis, the incremental Matching Contribution shall be made within a reasonable period of time following said determination. This additional, incremental Matching Contribution shall be referred to as a “true-up” contribution, and shall be limited to Participants who are not Collectively Bargained Employees and who are employed with the Employer on the last day of the Plan Year.

(a) Non-Collectively Bargained Employees. The amount of the Matching Contribution made by an Employer for a Plan Year for a Non-Collectively Bargained Employee shall be equal to 50% of the Elective Contributions and/or Employee After-Tax Contributions made on behalf of the Participant for the Plan Year, which do not exceed the first 8% of the Participant’s Compensation for the Plan Year. Matching Contributions made under this section 3.3 and related earnings shall be credited to the Matching Contribution Account.

(b) Collectively Bargained Employees. The amount of Matching Contribution for each of the collective bargaining groups is set forth in Supplement E. Matching Contributions made under this Section 3.3 and related earnings shall be credited to the Matching Contribution Account.

3.4 Core Contributions – Non-Collectively Bargained Employees. Employees hired or rehired by National Grid or one of its affiliated companies on or after January 1, 2011 are eligible to receive Core Contributions. Core Contributions will begin the first of the month following the date that the Participant completes three months of service. The Core Contribution each payroll period will be determined based on the actual Compensation for that payroll period. The Core Contribution is a percentage of Compensation based on the Participant’s total points

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(age plus Years of Service) as of January 1 of the Plan Year. The contribution to be made on behalf of a Participant is listed below.

Points	Core Contribution (% of Compensation)
< 45	4%
45 – 54	5%
55 – 64	6%
65 – 74	7%
75 +	8%

Core Contributions are based on a Participant’s Compensation. Eligible Participants are automatically enrolled and Core Contributions will be made on behalf of a Participant regardless of whether the Participant otherwise contributes to the Plan.

A Participant receives points as follows:

For Each	The Participant receives
Full year of Participant’s age on January 1	1 point per year, plus 1 point

Full Years of Service of the Participant on January 1	1 point per year, plus 1 point

The point system is based on full years. Fractional portions of a year will not be considered. This means that if a Participant is 36 3⁄4 years old at the beginning of a calendar year, the Participant will receive 37 points – 36 full years of age, plus one extra point.

For example, if a Participant is 46.25 years old with 20.75 years of service on January 1, that Participant will have 68 points for the Plan Year (46 years old + 1 point plus 20 years of Service + 1 point) for a contribution of 7%.

A rehired Eligible Employee who had previously been eligible for Matching or Core Contributions prior to his/her termination from employment will be immediately eligible to receive Core Contributions as of the date of rehire,

Core Contributions will be automatically invested in the Vanguard Target Retirement Trust closest to the year in which the Participant would attain age 65. A Participant is entitled to change the investment allocation for the Core Contribution, in accordance with the procedures applicable to Participant direction of the investment of a Plan account.

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3.5 Core Contributions – Collectively Bargained Employees. Eligibility of a Collectively Bargained Employee for Core Contributions will be determined under the provisions of the collective bargaining agreement covering the Employee, as set forth in Supplement E. Core Contributions will begin the first of the month following the date that the Participant completes three months of service. The Core Contribution each payroll period will be determined based on the actual Compensation for that payroll period. The Core Contribution is a percentage of Compensation based on a Participant’s total points. For purposes of this section 3.5, “Points” is defined as a Participant’s age plus Years of Service as of January 1 of the Plan Year. The Core Contribution to be made on behalf of a Participant is listed in the table below, except to the extent that the collective bargaining agreement provides for a different table or contribution schedule.

Points	Core Contribution (% of Compensation)
0 – 34	3%
35 – 44	4%
45 – 54	5%
55 – 64	6%
65 – 74	7%
75 – 84	8%
85+	9%

A Participant receives points as follows:

For Each	The Participant receives
Full year of Participant’s age on January 1	1 point per year, plus 1 point

Full Year of Service of the Participant on January 1	1 point per year, plus 1 point

The point system is based on full years. Fractional portions of a year will not be considered. This means that if a Participant is 36 3⁄4 years old at the beginning of a calendar year, the Participant will receive 37 points – 36 full years of age, plus one extra point.

For example, if a Participant is 46.25 years old with 20.75 years of service on January 1, that Participant will have 68 points for the Plan Year (46 years old + 1 point plus 20 years of Service + 1 point) for a contribution of 7%.

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Unless otherwise provided in the collective bargaining agreement, Core Contributions are based on a Participant’s Compensation. Participants will be automatically enrolled in the Core Contribution and these contributions will continue even if the Participant does not contribute to the Plan.

Core Contributions will be automatically invested in the Vanguard Target Retirement Trust closest to the year in which the Participant would attain age 65. A Participant is entitled to change the investment allocation for the Core Contribution, in accordance with the procedures applicable to Participant direction of the investment of a Plan account.

Subject to the terms of the collective bargaining agreement, a rehired Eligible Employee who had previously completed three months of service prior to his/her termination from employment will be immediately eligible to receive Core Contributions as of the date of rehire.

3.6 Qualified Nonelective Contributions. To the extent necessary to satisfy the Code section 401(k)(3) limits with respect to Elective Contributions or the Code section 401(m) limits with respect to Matching Contributions, the Board, in its discretion, may determine whether a Qualified Nonelective Contribution shall be made to the Trust for a Plan Year and, if so, the amount to be contributed by each Employer. If the Board determines that a Qualified Nonelective Contribution shall be made, each Employer shall contribute its designated portion. A Qualified Nonelective Contribution for a Plan Year shall be allocated among and credited to the Qualified Nonelective Accounts of all Participants who are eligible to receive Elective Contributions for the Plan Year, in proportion to their relative amounts of Compensation for the Plan Year. Qualified Nonelective Contributions shall be fully vested and subject to the same distribution rules as Elective Contributions as of the time such Qualified Nonelective Contributions are made to the Plan.

3.7 Rollover Contributions. An Employee and, in the case of a lump sum distribution from a National Grid Pension Plan, a retired or terminated vested Participant, may make a Rollover Contribution to the Plan upon demonstration to the Retirement Plans Committee or its designee that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code, including, with respect to the Rollover Contributions made to the Plan after December 31, 2001, amounts from a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax contributions, amounts from an annuity contract described in section 403(b) of the Code (including after-tax contributions), and amounts from an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. Rollover Contributions shall be allocated and credited to a Rollover Account for the benefit of the individual making the Rollover Contribution. However, portions of a Rollover Contribution consisting of after-tax contributions will be credited to a Post-tax Rollover Account, and the portions of a Rollover Contribution consisting of Roth Contributions will be credited to a Roth Rollover Account. Each Employee will at all times have a fully vested and non-forfeitable interest in the amount credited to his or her Rollover Account and/or Post-tax Rollover Account. An Employee who makes a Rollover Contribution to the Plan will not become a Participant until he or she has satisfied the requirements of Article 2. However, such an Employee shall be treated as a Participant with

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respect to his or her interest in his or her Rollover Account and/or Post-tax Rollover Account, for purposes of Articles 4, 5, 6, 7, 8, 9, 10, 11, 13 and 14. A Participant’s Rollover Account also includes amounts transferred from the Participant’s Goals Program account, if any, and all income, gains, and losses attributable thereto. An Employee may not rollover into this Plan amounts attributable to distributions from the Matching Contribution Account and Core Contribution Account which distributions occurred since the Employee’s most recent date of hire. Notwithstanding the foregoing, a rollover by a retired or terminated vested Participant will only be permitted if the value of his or her Accounts as of the date of the rollover election are greater than 0.

3.8 After-Tax Contributions. Employee After-tax Contributions may be made to the extent permitted in the collective bargaining agreement as set forth in Supplement E, and in accordance with procedures adopted by the Retirement Plans Committee. Employee After-Tax Contributions may be made either from Base Compensation or Compensation; however, the election of either Base Compensation or Compensation that applies to the Employee’s Elective Contribution Agreement will apply to his/her Employee After-Tax Contribution Agreement. Employee After-Tax contributions are limited to 15% of the Employee’s Base Compensation or Compensation. The combined limit for Elective Contributions and Employee After-Tax Contributions cannot exceed 50% of the Employee’s Base Compensation or, if elected by the Employee, Compensation. If a Participant (i) made after-tax contributions under a plan that is merged into this Plan, or from which accounts have been transferred to this Plan, or (ii) has a pre-existing After-Tax Contribution Account under the Plan, then such contributions shall be maintained, or continued to be maintained, under the Plan in an After-Tax Contribution Account for such Participant.

3.9 ESOP Plan Transfer Contributions. Any assets that were transferred from the ESOP Plan to the Plan shall be held in the Trust Fund as a transfer contribution for the benefit of those individuals that held an account under the ESOP Plan immediately prior to said transfer. After-Tax contributions under the ESOP Plan shall continue to be identified as such under the Plan.

3.10 Catch-Up Contributions. Each Participant who has attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with procedures adopted by the Administrator, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of determining the limits under section 402(g) and 415 of the Code. The catch-up contributions shall be credited to the Participant’s Elective Contribution Account. The Plan shall not be treated as failing to satisfy Code sections 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

3.11 Time for Making Contributions. Elective Contributions and Employee After-Tax Contributions will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Employer, but in any event within 15 business days after the end of the month for which the Compensation to which such contributions relate is paid. Any Matching Contributions, or Qualified Nonelective Contributions for a Plan Year will be contributed to the Trust at such time as the Employer determines, but in any event no later than

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the time prescribed by law (including extensions) for filing the Employer’s federal income tax return for its taxable year in or with which the Plan Year ends. In addition, Qualified Nonelective Contributions, and Matching Contributions for a Plan Year must be made no later than the last day of the 12-month period immediately following the Plan Year unless otherwise permitted herein.

3.12 Crediting of Contributions. Each type of contribution for a Plan Year shall be allocated among and credited to the respective Accounts of Participants eligible to share in the contribution as soon as practicable following the date the contributions are received by the Trustee (but in no event later than as of the last Business Day of the Plan Year unless otherwise permitted under the Plan).

3.13 Certain Limits Apply. All contributions to the Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described elsewhere in the Plan. In addition, certain minimum allocations may be required under Code sections 401(a)(26), 410(b), and 416, as also further described elsewhere in the Plan.

3.14	Return of Contributions. If any contribution by an Employer to the Trust is

(a) made by reason of a good faith mistake of fact, or

(b) believed by the Employer in good faith to be deductible under Code section 404, but the deduction is disallowed,

the Trustee shall, upon request by the Employer, return to the Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant’s Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution to the Employer hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

3.15 Establishment of Trust. The Board shall establish a Trust(s) to accept and hold contributions made under the Plan. The Trust(s) shall be governed by an agreement(s) between the Board and the Trustee(s) the terms of which shall be consistent with the Plan provisions and intended qualification under Code sections 401(a) and 501(a). The Trust agreement(s) shall provide National Grid USA Service Company the authority to amend or terminate the Trust agreement or to change the Trustee and to settle accounts of the Trustee on behalf of all persons having an interest in the Trust Fund.

ARTICLE 4. PARTICIPANT ACCOUNTS.

4.1. Accounts. The Administrator will establish and maintain (or cause the Trustee to establish and maintain) for each Participant, as necessary, an Elective Contribution

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Account (also known as the “Salary Reduction Account”), to which will be credited both Pre-Tax and Roth Contributions in separate subaccounts; Employee After-Tax Contribution Account, Matching Contribution Account, Core Contribution Account, Rollover Account, Qualified Nonelective Contribution Account, Post-tax Rollover Account, Roth Rollover Account and such other accounts and subaccounts as the Administrator or the Trustees, as the case may be, in their discretion deem appropriate.

4.2. Adjustment of Accounts. As of each Business Day, each Account will be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,

(a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Business Day; and

(b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Business Day.

Income, expense, gain and loss which is generated by a particular investment option within the Trust shall be allocated to an Account participating in such investment option based upon the investment fund’s operational guidelines. Any expenses relating to a specific Account or Accounts, including without limitation, commissions or sales charges with respect to an investment in which the Account participates, and, brokers fees on Shares purchased or sold on the open market may be charged solely to the particular Account or Accounts. Other expenses of administering the Plan, if any, will not generally be charged to Participants unless otherwise determined by the Administrator, in its sole discretion. Accounts holding stock shall generally be maintained and expressed in terms of the number of shares allocated to the Account. A Participant’s holdings in an Account(s) shall include all transactions completed as of the previous Business Day; provided, however, to the extent the purchase or sale of Shares for a particular transaction takes more than one Business Day to complete, Participants’ Accounts need not reflect said transaction until all Share purchases or sales under the particular transaction, as applicable, have been completed; provided, further, a Participant’s Account(s) need not reflect dividends declared on Shares until all Share purchases with the particular dividends have been completed. Except with regard to earnings and losses realized in accordance with a Participant’s investment direction, whether the result of a voluntary election or a default investment, pursuant to Section 4.3, as of each Valuation Date, any earnings or losses (net appreciation or net depreciation) of the Trust Fund (exclusive of assets segregated for distribution) shall be allocated in the same proportion that each Participant’s nonsegregated accounts bear to the total of all Participants’ nonsegregated accounts as of such date. The nonsegregated accounts will be reduced by any distributions made prior to the Valuation Date.

4.3. Investment of Accounts.

(a) In general. Subject to Section 4.3(b) through (d) below, a Participant’s Accounts shall be invested by the Trustee as the Participant (or Beneficiary, in the event of such Participant’s death) directs, in a manner approved by the Administrator, from among such funds or investment alternatives as the Administrator may make available from time to time. Any investment direction given by a Participant (or a Beneficiary) shall be deemed to be a continuing direction

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until changed by such Participant (or Beneficiary). Any changes to such directions may be made in accordance with the procedures for such changes as may be prescribed by the Administrator. A Participant’s failure to provide an initial investment direction with respect to an Account under this paragraph (a) to the Administrator within the time period established by the Administrator, and circumstances involving an automatic enrollment program, shall constitute a direction by such Participant to invest his or her contributions in a Qualified Default Investment Alternative. Further, a Participant may elect to have his or her Accounts invested by an investment advisor under procedures adopted by the Administrator. Investment of contributions, transfers, reallocations, and reinvestment earnings in the Investment Funds shall be made as soon as practicable; provided, however, that investment of contributions in the National Grid Share Fund, if such Shares are being purchased from National Grid, shall be made as of an Investment Date, but for administrative reasons need not be effected until up to 10 Business Days after the related Investment Date.

(b) Investment of Matching Contribution and Core Contribution. A Participant’s Matching and Core Contributions will be invested in the same investments that the Participant has chosen for his or her Elective Contributions. If the Participant has not made an investment election for his/her Elective Contributions, Matching and Core Contributions will be invested in accordance with the provisions of Section 4.3(d) below.

(c) ERISA section 404(c) status. The Plan is intended to constitute a plan described in section 404(c) of ERISA and the regulations thereunder except as said section relates to the investment in employer securities. The Plan offers Participants and Beneficiaries the opportunity to exercise control over the assets contributed and accumulated on their behalf under the Plan by: allowing them to choose, from a broad range of investment alternatives, the manner in which these assets will be invested; and by providing them with information necessary to make informed decisions with respect to the investment options under the Plan and the incidents of ownership that arise from these investments. The fiduciaries of the Plan are obligated (with certain limited exceptions) to comply with these instructions. As a result of the foregoing, fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary.

(d) Default Investment. If a Participant or Beneficiary has not selected an investment fund or funds for his/her Accounts, then his/her Accounts shall be invested in a default investment fund chosen by the Retirement Plans Committee.

(e) A New England Employer Participant otherwise required to maintain Shares in his or her Employer Account may reallocate among investment media her/his existing Employer Account any time after termination of employment, retirement, or the occurrence of a Cash Out Merger as set forth in Section 9.3; provided, however, that following a Cash Out Merger, amounts directed to be invested in another form of Shares on behalf of New England Participants in accordance with this Section 4.3 may not be reallocated except after termination of employment or retirement.

(f) National Grid Share Dividends. Notwithstanding any provision of the Plan to the contrary, a Participant or Beneficiary may elect (in accordance with rules and prescribed by the

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Administrator) whether dividends received with respect to Shares held on his or her behalf under the Trust Fund(s) shall be (i) allocated to the portion of the Participant’s or Beneficiary’s Account(s) invested in the National Grid Share Fund for purposes of purchasing additional Shares, or (ii) distributed to the Participant or Beneficiary. If elected, such distribution shall be made in accordance with rules and procedures prescribed by the Administrator but in no event later than 90 days after the close of the Plan Year in which the dividends are paid. Dividends on National Grid Shares will be 100% vested at all times.

(g) Limitation on Investment in the National Grid Share Fund. Notwithstanding any provision of the Plan to the contrary, new contributions or investment exchanges into the National Grid Share Fund will be permitted only if less than 20% of the Account of the Participant is invested in the National Grid Share Fund. If a Participant’s Account is invested 20% or more in the National Grid Share Fund, said Participant can maintain their current investment in the National Grid Share Fund, but the Participant will not be permitted to make future contributions or exchanges into the National Grid Share Fund. This restriction shall continue until such time as the National Grid Share Fund represents less than 20% of the Participant’s Account balance.

On and after April 6, 2019, if a Participant’s Account is invested 20% or more in the National Grid Share Fund, any contributions or exchanges directed to the National Grid Share Fund will be redirected to the Plans’ Qualified Default Investment Alternative. The Participant can thereafter direct the investment to any fund they choose which is offered as an investment by the Plan, with the exception of the National Grid Share Fund.

(h) Self-Directed Brokerage Option. Participants are permitted to invest up to 95% of their Account in a self-directed brokerage option offered by the Plan. Investments chosen by a Participant in the self-directed brokerage option will be limited to mutual funds not already offered as investments in the Plan. Participants may elect to direct up to 95% of their contributions to the self-directed brokerage option. Participants cannot take a loan or withdrawal directly from amounts held in the self-directed brokerage account, but must first sell their brokerage holdings and transfer the proceeds of that sale to the Plan’s core investment options. However, the value of the self-directed brokerage account will be included in the calculation to determine the amount available for a loan to the Participant.

4.4. Appointment of Investment Manager or Named Fiduciary. The Administrator may appoint in writing one or more investment managers or other “named fiduciaries” (within the meaning of ERISA section 402(a)(2)) to manage the investment of all or designated portions of the assets held in the Trust. The appointment shall be effective upon acknowledgment in writing by the investment manager or other named fiduciary that it is a fiduciary with respect to the Plan. An investment manager must be (a) registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank as defined in that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire or dispose of any assets of the Plan.

4.5. Transfers from Other Plans.

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(a) Unless otherwise provided herein, in the event another plan is merged into the Plan, or accounts are otherwise transferred to the Plan from another plan, the assets transferred to the Plan shall be allocated as follows:

(i) Assets attributable to an individual’s elective contributions and qualified nonelective contributions (if any) shall be allocated to an Elective Contribution Account for his or her benefit under the Plan;

(ii) Assets attributable to other employer contributions (if any) including employer matching contributions shall be allocated to an account under the Plan with similar characteristics or placed in a separate subaccount; and

(iii) Assets attributable to an individual’s after-tax contributions (if any) shall be allocated to an Employee After-Tax Contribution Account for his or her benefit under the Plan.

The assets transferred may be separately accounted for in sub-accounts under the Plan as determined to be necessary by the Administrator in order to administer the provisions of Articles 4, 5, 6, 7 and 8. Unless otherwise provided in an acquisition agreement between an Employer and the employer maintaining such transferor plan, all assets transferred under this Section shall be invested in funds designated by the Administrator.

(b) Any individual for whom accounts have been transferred under this Section and who has not become a Participant under Section 2.1 shall be treated as a Participant for purposes of Articles 4, 5, 8, 10, 11 and 14 and, so long as he or she is an Employee, Articles 6 and 7.

ARTICLE 5. VESTING OF ACCOUNTS.

5.1. Vesting of Accounts. A Participant will at all times be 100% vested in his or her Elective Contribution Account, which shall include the Pre-Tax and Roth Contribution Sub-Accounts, Employee After-Tax Contribution Account (if any), Post-tax Rollover Account, Roth Rollover Account and Rollover Account.

A Participant who is a Non-Collectively Bargained Employee of National Grid or one of its affiliated companies shall be 100% vested in, and have a nonforfeitable right to his Employer Matching Contribution Account and Core Contribution Account upon the Employee’s completion of three (3) Years of Service, or if the Participant attains Normal Retirement Age, incurs a disability pursuant to Section 8.3(d) or dies while employed by the Employer.

A Participant who is a collectively bargained Employee shall be vested in his or her Matching Contribution Account (if any) and Core Contribution Account (if any) in accordance with the terms of the collective bargaining agreement that applies to the Participant, as set forth in Supplement E, or if the collective bargaining Employee dies while employed by the Employer.

Dividends on National Grid Shares will be 100% vested at all times.

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Notwithstanding any other provision of this Section 5.1 or Supplement E, effective January 1, 2022, upon the involuntary termination of employment of a Participant from National Grid or its affiliated companies, as a result of a sale or other business transaction (a “Covered Transaction”), including, without limitation, any sale of any division, business unit, affiliated entity or assets of the Company and/or any of its affiliates, or any merger or acquisition transaction involving the Company and/or any of its affiliates, the Account of each such Participant who incurs an involuntary termination of employment as a result of such Covered Transaction shall become fully vested and non-forfeitable.

5.2 Forfeiture and Allocation of Matching and Core Contributions. Notwithstanding any other provision of the Plan to the contrary, in the event an Employee has a severance from service with National Grid or any Employer, the portion of the Participant’s Account which is not vested shall be forfeited and the forfeiture applied as provided in this Section. Forfeitures arising under this Section 5.2 shall be applied in the following order of priority:

(a) to restore any forfeitures for an Employee who received a distribution of the entire vested interest in his Account;

(b) to reduce Matching and Core Contributions for the Plan Year or next ensuing Plan Year;

(c) to pay administrative expenses; and

(d) to fund Qualified Non-Elective Contributions (QNECs) on behalf of Participants.

If a Participant has received (or is deemed to have received) a distribution on account of his or her severance from service which is less than the full value of his or her Account, has had an amount forfeited under this subsection 5.2 and resumes employment covered under the Plan, any amounts forfeited hereunder shall be restored by National Grid or the Employer within a reasonable time, unadjusted by any gains or losses, without regard to the limitations on Annual Additions specified in Section 12.2. For purposes of this rule, if the value of an Employee’s vested Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account on the date of his or her severance from service.

ARTICLE 6. WITHDRAWALS PRIOR TO SEVERANCE FROM EMPLOYMENT.

6.1.	Hardship Withdrawals.

(a) Immediate and heavy financial need. A Participant may request a hardship withdrawal from his or her Elective Contribution Account, including both Pre-Tax and Roth Contributions, pursuant to this Section 6.1. Upon receipt of such request, the Retirement Plans Committee or its designee shall determine whether the Participant has an immediate and heavy financial need based on all relevant facts and circumstances, including whether the need is arising from

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(i) expenses for medical care described in Code section 213(d) previously incurred by the Participant, his or her Spouse or any of his or her dependents;

(ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(iii) the payment of tuition and related expenses for the next 12 months of post-secondary education for the Participant, his or her Spouse, children or dependents (as defined in Code section 152);

(iv) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that principal residence;

(v) effective January 1, 2006, burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependent (as defined in Code section 152); or

(vi) effective January 1, 2006, expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(vii) For hardship withdrawals beginning November 1, 2012 and ending on February 1, 2013, expenses incurred for necessities such as food and shelter due to damages sustained from Hurricane Sandy, as provided in IRS Announcement 2012-44, except that the six(6) month suspension provided in paragraph (ii) below will not apply to a hardship withdrawal under this paragraph.

(b) Determination of Amounts Necessary to Satisfy Hardship Need

(A)

For Plan Years prior to January 1, 2019, a hardship withdrawal will be treated as necessary to satisfy an immediate and heavy financial need of the Participant only if the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

(B)

all plans maintained by the Employer provide that a Participant who receives a distribution of elective deferrals on account of Hardship Withdrawal shall be prohibited from making Elective Contributions and Employee After-Tax Contributions, and any other cash-or-deferred or employee contribution under this and all other plans of the Employer for six (6) months after receipt of the distribution.; and(C) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans from the Plan and any other plans maintained by the Employer. No withdrawal under this Section 6.1 shall be made from any income allocable to Elective Contributions earned after December 31, 1988.

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For Plan Years on and after January 1, 2019, a hardship withdrawal will be treated as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(A)

the withdrawal is not in excess of the amount of the Participant’s immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution);

(B)

the Participant has obtained all other currently available distributions (other than hardship withdrawals), from all other deferred compensation plans maintained by the Employer, including this Plan, and all distributions of dividends under Section 4.3(f) of the Plan, and which are available at the time of the hardship to meet the hardship need.

(C)

The Participant has provided to the Plan Administrator a representation in writing (including by using an electronic medium) that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need, and

(D)	The Plan Administrator does not have actual knowledge that is contrary to the representation.

(c) Distribution of amount necessary to meet need. As soon as practicable after the determination that an immediate and heavy financial need exists with respect to the Participant and that the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Employers, the Trustee will pay to the Participant the amount necessary to meet the need created by the hardship.

6.2. Withdrawals After Age 59 1⁄2. A Participant who is an Employee and has attained age 59 1⁄2 may make a withdrawal from any one or more of his or her Accounts for any reason, but with such prior notice as the Retirement Plans Committee or its designee may prescribe. Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant’s vested portion of the particular Account. Distribution will be made as soon as practicable following the Retirement Plans Committee or its designee’s receipt of notice of the withdrawal.

6.3. Withdrawals Before Age 59 1⁄2. A Participant who is an Employee and has not attained age 59 1⁄2 may withdraw the entire amount from his or her Accounts (other than his or her Elective Contribution Account, Core Contribution Account, if any), or any portion thereof; provided that amounts withdrawn from his or her Matching Contribution Account must have been held under such account for at least two years.

6.4. Required Minimum Distributions. In the case of a Participant who remains an Employee on or after his or her Required Beginning Date, such Participant’s Accounts will be distributed in accordance with Article 16.

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6.5. Restrictions on Certain Distributions. In the case of a Participant whose Accounts are valued in excess of $1,000 and who has not yet attained her or his Required Beginning Date, no distribution may be made to the Participant under this Article unless

(a) between the 30th and 180th day prior to the date the distribution is to be made, the Retirement Plans Committee or its designee notifies the Participant in writing that he or she may defer distribution until her or his Required Beginning Date and provides the Participant with a written description of the material features, the consequences of failing to defer receipt of the distribution and (if applicable) the relative values of the forms of distribution available under the Plan; and

(b) the Participant consents to the distribution in writing after the information described above has been provided to him or her.

For purposes of this Section, a Participant’s Accounts will be considered to be valued in excess of $1,000 if the value of his or her Accounts exceeds such amount at the time of the distribution in question. A Participant may waive or reduce the 30-day period prescribed above to the extent permitted by Code section 411(a)(11) and regulations thereunder.

6.6. Distributions Required by a Qualified Domestic Relations Order. To the extent required by a Qualified Domestic Relations Order, the Retirement Plans Committee or its designee shall make distributions from the vested portion of a Participant’s Accounts to alternate payees named in such order in a single sum, or in such other form available under the Plan as set forth in the Qualified Domestic Relations Order, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan. Otherwise, the assigned proceeds shall be maintained in a separate account with all applicable withdrawal, distribution and reallocation rights. The Retirement Plans Committee or its designee shall establish reasonable procedures to determine whether an order or other decree is a Qualified Domestic Relations Order, and to administer distributions under such orders.

6.7. Certain Dispositions. In connection with the disposition by an Employer of at least 85 percent of the assets used by the Employer in a trade or business to an unrelated corporation, or the disposition of an Employer’s interest in a subsidiary to an unrelated entity, distribution of the entire vested Account balance of an Employee who continues employment with the acquirer may be made to the Employee in a single sum, but only if the acquirer does not maintain the Plan after the disposition, and only if such distribution is otherwise made in accordance with Code section 401(k)(10).

6.8. Spousal Consent to Withdrawals by Certain Former Participants in Other Plans.

(a) In addition to the rights to take withdrawals prior to severance from employment as described in Sections 6.1 and 6.3, in the case of a Participant for whom amounts have been transferred under Section 4.5, the Participant shall be entitled to take withdrawals hereunder in the circumstances in which withdrawals prior to severance from employment would have been permitted under the transferor plan.

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(b) In the case of a married Participant for whom amounts have been transferred under Section 4.5 from another plan which provided an annuity form of payment, no withdrawal may be made under Article 6 unless (a) his or her Spouse consents in writing to such withdrawal, such consent acknowledges the effect of the withdrawal, and is witnessed by a Plan representative or a notary public, and such consent specifies the form of the withdrawal (i.e., a lump sum cash payment) or (b) it is established to the satisfaction of the Administrator that the foregoing consent may not be obtained because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe. This subparagraph shall not apply to any annuity option carried over from a transferee plan to the extent said option is eliminated under the Plan in a manner that meets the standard for elimination under applicable Code and or Department of Labor regulations.

6.9 Coronavirus Related Distributions. Notwithstanding any provision of the Plan to the contrary and subject to the provisions of this subsection 6.9, a Participant or former Participant who is a Qualified Individual may request, by following such procedures as shall be specified by the Plan Administrator, a Coronavirus Related Distribution from the individual’s vested Account for distribution during the period from April 8, 2020 through December 31, 2020 (the “CRD Distribution Period”).

For purposes of this Section, the following definitions shall apply:

(a) The term Qualified Individual means a Plan Participant or former Participant having an Account who satisfies at least one of the following criteria: (i) the individual is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (“COVID-19”) by a test approved by the Centers for Disease Control and Prevention (“CDC”); (ii) the individual’s spouse or dependent (as defined in Section 152 of the Code) is diagnosed with the virus SARS-CoV-2 or with COVID-19 by a test approved by the CDC; or (iii) the individual experiences adverse financial consequences as a result of being quarantined, being furloughed or laid off or having work hours reduced due to the virus SARS-CoV-2 or COVID-19, being unable to work due to lack of child care due to the virus SARS-CoV-2 or COVID-19, closing or reducing hours of a business owned or operated by the individual due to the virus SARS-CoV-2 or COVID-19, or other factors as determined by the Secretary of Treasury (or the Secretary’s delegate). The Plan Administrator may rely on the individual’s certification that the individual has satisfied the conditions for being treated as a Qualified Individual.

(b) A Coronavirus-Related Distribution means any distribution from the Plan to the Qualified Participant made during the CRD Distribution Period. In no event shall the aggregate amount of such distributions from the Plan and all other plans maintained by the Corporation or an Affiliated Company (within the meaning of Section 414(b), (c), (m), or (o) of the Code) to the Qualified Individual exceed $100,000.

(c) A Qualified Individual who receives a Coronavirus-Related Distribution may, at any time during the three-year period beginning on the day after the date on which the Coronavirus-Related Distribution was received by the Qualified Individual, repay all or a portion of such Coronavirus Related Distribution by making one or more contributions to

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the Plan in an aggregate amount not to exceed the amount of the Coronavirus-Related Distribution. The Plan’s receipt of any amount of a Coronavirus-Related Distribution that is so repaid within the three-year period shall be treated as the receipt of an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) having transferred in a direct trustee-to-trustee transfer within sixty (60) days of distribution. The Plan Administrator may apply the provisions of this clause (2) to the repayment of a Plan distribution that was made to a Qualified Individual during the CRD Distribution Period but was not treated as a Coronavirus Related Distribution by the Plan at the time of distribution despite being eligible for such treatment as a Coronavirus-Related Distribution.

This Section 6.9 shall be interpreted and administered in accordance with the requirements of Section 2202(a) of the Coronavirus Aid, Relief, and Economic Security Act and any guidance issued thereunder. The Plan Administrator may establish such rules or procedures necessary to implement the provisions of this Section in accordance with such Act and such guidance.

Notwithstanding the foregoing, and unless otherwise specified by the Participant on the withdrawal request, a withdrawal under this Section 6.9 shall be derived pro-rata amongst the sources indicated in the subsection corresponding to the type of withdrawal being requested.

ARTICLE 7. LOANS TO PARTICIPANTS

7.1. In General. Upon the request of an Eligible Borrower in the form approved or prescribed by the Retirement Plans Committee or its designee (including, if applicable, by means of telephone, computer or other paperless media), and subject to the conditions of this Article 7, the Retirement Plans Committee or its designee shall direct the Trustees to make a loan from the Trust to such Eligible Borrower. For purposes of this Article 7, an “Eligible Borrower” shall mean (i) a Participant in the Plan who is an Employee, or (ii) a former Employee, or a Beneficiary of a deceased former Employee, for whom an Account is maintained under the Plan who is a “party in interest” with respect to the Plan within the meaning of ERISA section 3(14).

7.2. Rules and Procedures. The Retirement Plans Committee or its designee shall promulgate such rules and procedures as it deems necessary to carry out the purposes of this Article and/or to effectuate modifications to the loan program. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor’s Regulations Section 2550.408b-1(d).

7.3. Maximum amount of loan; Maximum number of loans. The following legal limitations shall apply in determining the amount of any loan to an Eligible Borrower hereunder:

(a) The amount of the loan, together with all loans (if any) outstanding under this or any other qualified retirement plan of the Employer, shall not exceed $50,000 reduced by the excess of (1) the highest outstanding loan balance(s) of the Eligible Borrower from such plans during

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the one-year period ending on the day prior to the date on which the loan is made, over (2) the Eligible Borrower’s outstanding loan balance from such plans immediately prior to the loan.

(b) The amount of the loan shall not exceed 50% of the Eligible Borrower’s vested interest in his or her Accounts, determined as of the Business Day immediately preceding the date of the loan.

The Retirement Plans Committee shall establish the maximum number of loans an Eligible Borrower may have outstanding at any one time. The Retirement Plans Committee may also establish a maximum loan amount for the Plan that is less than (a) and (b) above.

7.4. Minimum amount of loan. The Retirement Plans Committee shall establish the minimum amount of any single loan under this Plan in a manner consistent with regulations promulgated by the Department of Labor and the Internal Revenue Service.

7.5. Note; security; interest. Each loan shall be evidenced by a note signed by the Eligible Borrower. The note evidencing a loan to an Eligible Borrower under this Article shall be an asset of the Trust which is allocated to the Accounts of such Eligible Borrower, and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the note plus the amount of any accrued but unpaid interest. Each loan shall be secured by that portion of the Eligible Borrower’s Accounts represented by the note, not to exceed 50% of his or her vested interest in his or her Accounts (determined as of the date of the loan). The loan shall bear interest at an annual percentage interest rate to be determined by the Retirement Plans Committee. In determining the interest rate, the Retirement Plans Committee shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances.

7.6. Repayment. Each loan made to an Eligible Borrower who is receiving regular payments of compensation from an Employer shall be repayable by payroll deduction. Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Retirement Plans Committee may from time to time determine. In each case payments shall be made not less frequently than quarterly, over a specified term (as determined by the Retirement Plans Committee) not to exceed five years (or fifteen years where the loan proceeds are to be used to purchase the Eligible Borrower’s principal residence at the discretion of the Retirement Plans Committee), with substantially level amortization (as that term is used in Code section 72(p)(2)(C)). An Eligible Borrower may prepay all, or any part, of his or her loan at any time, without penalty, by paying the loan principal then outstanding together with interest accrued and unpaid to the date of payment. The Retirement Plans Committee may provide special procedures for loan repayments by Participants affected by leaves of absences, long-term disability, workers compensation, work stoppages, or similar circumstances, in accordance with Code section 72(p) and the applicable regulations.

7.7. Repayment upon distribution. If, at the time benefits are to be distributed to an Eligible Borrower or his or her Beneficiary with respect to a termination of employment, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full,

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which balance must be repaid within 90 days of termination. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower’s Accounts, subject to the default provisions below, before any distribution of benefits is made. Except as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code section 401(a)) with Department of Labor regulations, no loan shall be made to an Eligible Borrower under this Article after the time distributions to the Eligible Borrower with respect to a termination of employment are to be paid or commence.

Notwithstanding the foregoing, a Participant who terminates employment on or after December 31, 2002, may elect to continue to re-pay her/his outstanding loan consistent with procedures adopted by the Retirement Plans Committee.

7.8. Default. In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Article, if such default continues until the end of the quarter following the quarter in which a payment is missed, the unpaid principal balance of the note shall immediately become due and payable in full. For purposes of this Section 7.8 “quarter” shall mean the period of time between:

a)	January 1 and March 31;

b)	April 1 and June 30;

c)	July 1 and September 30; and

d)	October 1 and December 31

Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Participant’s Accounts, starting with the individual’s Employee After-Tax Contribution Account, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan; provided that the loan amount shall continue to be treated as outstanding and accruing interest for purposes of applying the limitations set forth under Section 7.3 with respect to subsequent loans. In no event shall the Administrator apply the Eligible Borrower’s Accounts to satisfy the Participant’s repayment obligation, whether or not the Participant is in default, unless the amount so applied otherwise could be distributed in accordance with this Plan and Code section 401(k)(2)(B)(i).

7.9. Nondiscrimination. Loans shall be made available under this Article to all Eligible Borrowers on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness.

7.10. Adjustment of Accounts. Loans shall be made in order against the following Accounts: Elective Contribution; Rollover; Employee After-Tax Contribution and Post-tax Rollover; After-tax Transfer (Pre-87) Matching Contribution Account, Employer Stock Discretionary Account, Employer Qualified Non-elective Contributions and Employee Qualified Non-elective

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Contributions. Loans may not be made from Core Contributions. If said Accounts are invested in more than one Investment Fund, the proceeds for the loan shall be taken from the Investment Funds in accordance with procedures established by the Retirement Plans Committee.

The amount of the loan shall be transferred to a special sub-account for the Participant. Interest due will be added to this account as accrued. Loan repayments shall be credited to this account and, as provided below, to the Account(s) of the Participant equal to the principal and interest paid. Loan repayments shall be credited on a pro-rata basis to the Account(s) from which the loan proceeds were taken with interest allocated proportionately. Repayment proceeds shall be invested in the Investment Fund or Funds in accordance with the Participant’s regular investment election at the time of repayment.

7.11 CARES Act Loan Relief. Notwithstanding the foregoing or any other provision of the Plan, loan repayment installments may be delayed by a Qualified Individual up to one (1) year for any installment due from April 8, 2020 and December 31, 2020. The terms of the loans are extended for the time that the loan repayment installments are delayed. Loan repayments will be adjusted to disregard the time during which loan repayment installments are delayed. In the case that the loan repayment time frames are lengthened in accordance with this section 7.11, the amortization schedule must account for the interest continuing to accrue during the time that loan repayment installments are not made.

Provided further that, notwithstanding the loan limits provided in Section 7.3, a Qualified Individual may take a loan from April 8, 2020 to September 22, 2020 for an amount up to the lesser of one hundred thousand dollars ($100,000) reduced by the highest outstanding balance in the last twelve (12) months held by the Qualified Individual, or one hundred percent (100%) of the Qualified Individual’s vested balance reduced by the current outstanding balance of any loans held by Qualified Individual.

For purposes of this Section 7.11, a Qualified Individual means a Plan Participant or former Participant having an Account who satisfies at least one of the following criteria: (i) the individual is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (“COVID-19”) by a test approved by the Centers for Disease Control and Prevention (“CDC”); (ii) the individual’s spouse or dependent (as defined in Section 152 of the Code) is diagnosed with the virus SARS-CoV-2 or with COVID-19 by a test approved by the CDC; or (iii) the individual experiences adverse financial consequences as a result of being quarantined, being furloughed or laid off or having work hours reduced due to the virus SARS-CoV-2 or COVID-19, being unable to work due to lack of child care due to the virus SARS-CoV-2 or COVID-19, closing or reducing hours of a business owned or operated by the individual due to the virus SARS-CoV-2 or COVID-19, or other factors as determined by the Secretary of Treasury (or the Secretary’s delegate).

ARTICLE 8. BENEFITS UPON DEATH OR SEVERANCE FROM EMPLOYMENT

8.1. Severance from Employment for Reasons other than Death. Following a Participant’s severance from the employment of the Employers for any reason other than death,

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the Participant may at any time elect to receive his or her Accounts in a single sum in cash or in whole shares if available, and in cash in lieu of fractional shares. Withdrawals from the National Grid Share Fund will be made in full shares and in cash in lieu of fractional shares; provided however, a Participant may elect to receive a withdrawal from the National Grid Share Fund entirely in cash; further provided, upon the occurrence of a Cash Out Merger, payments from the National Grid Share Fund shall be made consistent with the operation of Section 9.3. In lieu of a single sum payment, and in accordance with procedures adopted by the Retirement Plans Committee, the Participant may from time to time elect to receive partial payments from his or her Accounts. The Participant may also elect one of the optional forms of benefit payments described in Section 8.5 below. In no event may distributions be deferred by a Participant beyond his or her Required Beginning Date as set forth in Section 8.6. The proceeds of any distribution to be made all or in part in cash shall consist of the value obtained by the Trustee from the Participant’s Account(s) in carrying out the transactions necessary to process the distribution.

Notwithstanding the foregoing, if the value of a Participant’s Accounts does not exceed $ 1,000 then the balance of the Accounts will automatically be distributed in a single lump sum in accordance with procedures adopted by the Retirement Plans Committee. For purposes of this Section, a Participant’s Account will be considered to be valued in excess of $ 1,000 if the value of his or her Accounts exceeds such amount at the time of the distribution in question.

For purposes of Code Section 401(k)(2)(B)(i)(I), a Participant is treated as having severed from employment during any period the Participant is performing service in the uniformed services described in Code Section 3401(h)(2)(A).

If a Participant who is performing service in the uniformed services, elects to receive a distribution by reason of severance from employment or disability, the Participant may not make an elective deferral or employee contribution during the 6-month period beginning on the date of distribution.

If a Participant is entitled to an additional Matching or Core Contribution which has not yet been paid on the date of the distribution, the amount of the additional Employer contribution shall be (i) distributed as soon as practicable thereafter, if at the time of the distribution the Participant no longer has an Account under Plan, or (ii) credited to the Participant’s Matching or Core Contribution Account and, if the distribution is made pursuant to Section 8.5, included in the next recalculation of installments.

Unless the Participant elects otherwise, the distribution of the Participant’s Account balance in the ESOP portion of the Plan will be made over not more than five years or, in the case of a Participant with an Account balance in excess of $800,000, not more than five years plus one additional year (but no more than five additional years) for each $160,000, or fraction thereof, by which such balance exceeds $800,000, as adjusted, pursuant to Code section 409(o)(1)(C) and 409 (o)(2).

8.2. Time of Distributions. Distributions after a Participant’s severance from employment normally will be made as soon as practicable after the Participant’s election

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(including without limitation receipt of all required election and withdrawal instructions). Notwithstanding the foregoing, following the receipt of a properly completed request for a distribution, distributions to a Participant shall be made not later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the tenth anniversary of the date on which the Participant commenced participation in the Plan, and (iii) the date on which the Participant ceases to be an Employee, dies or becomes disabled (for purposes of Section 8.3(d) below).

8.3. Distributions After a Participant’s Death or Disability.

(a) Death Prior to Severance from Employment. If a Participant dies prior to his or her severance from the employment of the Employers, the Participant’s Beneficiary will receive a total distributions of the Participant’s Accounts either (i) not later than the fifth anniversary of the Participant’s death, or (ii) effective January 1, 2003 if elected in a timely manner, in the form of benefit described in Section 8.5(c); provided, however, if the Beneficiary is the Participant’s Spouse, the fifth year anniversary restriction shall not apply and said Spouse may elect any form of distribution at any time subject to the requirements of subparagraph (c) of this Section 8.3. In the case of a death occurring on or after January 1, 2007, if a participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefit (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(b) Death After Severance from Employment. If a Participant dies after severance from employment but before the complete distribution of his or her Accounts has been made, the Participant’s Beneficiary will receive the vested portion of the Participant’s Accounts. Distribution will be made in a single sum in accordance with the applicable provisions of Section 8.1 not later than the fifth anniversary of the Participant’s death; provided, however, that if distribution to the Participant had begun following his or her severance from employment in another form elected by the Participant, distribution will continue to be made to the Beneficiary at least as rapidly in such form unless the Beneficiary elects to receive distribution in cash in a single sum as soon as practicable following the Participant’s death; provided further, however, that if the Participant had not begun receiving distributions within the meaning of Regulation 1.401(a)(9)-2(A-6)(a), then the Participant’s Beneficiary may elect to receive the vested portion of the Participant’s accounts in the form of benefit described in Section 8.5(c), which, for a beneficiary other than the Spouse of the Participant, must commence on or before the end of the calendar year immediately following the calendar year in which the Participant dies. A Spouse Beneficiary may elect any form of distribution at any time subject to subparagraph (c) of this Section 8.3. Any election to receive distribution in cash in a single sum must be on a form approved by the Administrator and must be received by the Administrator within such period following the Participant’s death as the Retirement Plans Committee may prescribe. Any distribution to a Beneficiary under this Section in the form of a single sum shall consist of the value obtained by the Trustee from the Participant’s Account(s) in carrying out the transactions necessary to process the distribution.

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(c) Distributions Upon Participant’s Death After August 31, 2001. Notwithstanding the foregoing provisions of this Section 8.3 with respect to the distributions under the Plan made on or after September 1, 2001 but before January 1, 2003, upon the death of a Participant, the Participant’s interest under the Plan shall be distributed in a manner that satisfies the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. Effective January 1, 2003, upon the death of a Participant, the Participant’s interest under the Plan shall be distributed in a manner that satisfies the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the final and temporary regulations under section 401(a)(9).

(d) Distributions on Becoming Disabled. A Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration may elect in writing, at any time prior to retirement, to receive a total or partial lump sum distribution as soon as practicable. A Participant shall not be considered disabled unless he or she furnishes proof of the disability in such form and manner as the Retirement Plans Committee requires, in accordance with the Code and the applicable regulations. The claims process for requests under this subparagraph shall be as set forth in procedures adopted by the Retirement Plans Committee. If any new or additional evidence is considered, relied upon or generated by (or at the direction of) the Retirement Plans Committee in deciding an appeal involving a determination of disability, or if any new or additional rationale for the denial of benefits involving a determination of disability is determined by the Retirement Plans Committee, the Participant will be provided with the new or additional evidence or rationale, as applicable, and be given a reasonable opportunity to respond to such new or additional evidence or rationale. All claims and appeals involving a determination of disability are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision. Decisions regarding hiring, compensation, termination, promotion, or similar matters with respect to anyone involved in claims or appeals determinations are not made based on the likelihood that the individual will support the denial of benefits.

8.4. Designation of Beneficiary. Subject to the provisions of this Section, a Participant’s Beneficiary shall be the person or persons and entity or entities, if any, designated by the Participant from time to time in a manner approved by the Administrator. If a Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirement to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E). In the absence of an effective beneficiary designation, a Participant’s Beneficiary shall be his or her surviving Spouse, if any. For New England Participants up through December 31, 2005, if there is no surviving Spouse, the Beneficiary shall be the Beneficiary named in the Participant’s group life insurance enrollment for insurance provided, in whole or in part, by the Employer. Effective April 1, 2006 the group life insurance beneficiary shall no longer apply. In the absence of an effective beneficiary designation or surviving Spouse, the Beneficiary shall be the Participant’s estate. A non-spouse beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless,

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(a) prior to the Participant’s death, the Participant’s surviving Spouse consented to and acknowledged the effect of the Participant’s designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) on a written form approved by the Administrator and witnessed by a notary public or a duly authorized Plan representative; or

(b) it is established to the satisfaction of the Administrator that spousal consent may not be obtained because there is no legal Spouse (determined under Federal law), because the Spouse has died (evidenced by a certificate of death), because the Spouse cannot be located (based on information supplied by a government agency or independent investigator), because of a legal separation (as determined under applicable law), or because of such other circumstances as the Secretary of the Treasury may prescribe; or

(c) the Spouse had earlier executed a general consent form permitting the Participant (i) to select from among certain specified beneficiaries without any requirement of further consent by the Spouse (and the Participant designates a Beneficiary from the specified list), or (ii) to change his or her beneficiary without any requirement of further consent by the Spouse. Any such general consent shall be on a form approved by the Administrator, witnessed in accordance with subparagraph (a) above, and must acknowledge that the Spouse has the right to limit consent to a specific beneficiary and that the Spouse voluntarily elects to relinquish such right.

(d) Unless the Participant has indicated otherwise on the Beneficiary designation, any designation of a Beneficiary identified as Participant’s Spouse shall be deemed revoked by the divorce of the Participant and such Beneficiary. Such revocation shall be effective upon receipt of acceptable documentary evidence of divorce, delivered after the Participant’s death to the Plan’s recordkeeper and/or the Plan Administrator. The Plan’s recordkeeper and/or the Plan Administrator shall not be liable for any payment or transfer made to a Beneficiary in the absence of such documentation. Notwithstanding anything to the contrary in this section, any domestic relations order submitted to and qualified by either the Plan’s recordkeeper and/or the Plan Administrator at any time prior to the final transfer and/or payment of the Participant’s Account shall be deemed to constitute such acceptable documentary evidence of divorce.

(e) To be entitled to receive any undistributed amounts credited to the Participant’s Account at the Participant’s death, any person or persons designated as a Beneficiary must be alive and any entity designated as a Beneficiary must be in existence at the time of the Participant’s death. In the event that the order of the deaths of the Participant and any primary Beneficiary cannot be determined or have occurred within 120 hours of each other, the Participant shall be deemed to have survived the primary Beneficiary.

(f) In the event that the death of the Participant or any Beneficiary is the result of a criminal act involving any other Beneficiary, a person convicted of such criminal act shall not be entitled to receive any undistributed amounts credited to the Participant’s Account.

(g) As long as a Beneficiary remains a minor, any inherited Account opened for such Beneficiary shall be controlled by such person(s) demonstrated to the Plan Administrator’s satisfaction to be authorized to act on behalf of the minor. The minor’s representative may be

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the court-appointed guardian or conservator or a person named to serve as the minor’s representative in the Participant’s last will and testament admitted to probate or other person deemed by the Plan Administrator to be authorized to act for the minor. A minor is a person who has not yet reached the age of majority for the ownership of investments under the law of the state of the minor’s domicile. A former minor may request that the inherited Account be transferred to him or her at any time after attaining the age of majority.

In the event a Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent on behalf of the Spouse. Any consent and acknowledgment by (or on behalf of) a Spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such Spouse, but shall be irrevocable once made.

8.5. Optional Forms of Benefit. The optional forms of benefits that may be elected in accordance with the provisions of Section 8.1 are as follows:

(a) in a series of annual installments, commencing in the calendar year of retirement or the next following calendar year and continuing over a period not to exceed ten years (or, if less, the Participant’s life expectancy on the earlier of the date distribution commences and the date of attaining age 70 1/2), the amount of each such installment to be equal to the lesser of (i) the balance of the Participant’s Accounts, or (ii) the balance of the Participant’s Account at the beginning of each Plan Year in which an annual installment is due divided by the selected installment period (such period to be reduced by the number of the Participant’s taxable years which have commenced since the taxable year of the Participant in which occurred the earlier of the date distribution commenced or the date of attaining age 70 1/2);

(b) monthly installment payments in an amount determined by the Participant from time to time; or

(c) effective January 1, 2003, a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant; or

(d) a portion or all of the remaining value of the Participant’s Accounts, including his or her Elective Contribution Account.

8.6. Distributions Upon Required Beginning Date. If a Participant reaches his or her Required Beginning Date and has failed to elect to receive any or sufficient benefit payments (as determined in accordance with section 401(a)(9) of the Code), the Participant shall receive a series of annual installments commencing on his or her Required Beginning Date and continuing for the life expectancy of the Participant (or, if otherwise elected, and subject to the limitations set forth in the Code and regulations promulgated thereunder, the joint life and last survivor expectancy of the Participant and her/his Spouse or the joint life and last survivor expectancy of participant and beneficiary (other than the Spouse)). Life expectancies (except for beneficiaries) shall be recalculated annually. The amount of each installment shall be equal to the lesser of (i) the balance of the Participant’s Account, or (ii) the balance of the Participant’s Account at the beginning of each Plan Year in which an annual installment is due divided by the

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remaining number of years (life expectancy less the number of years elapsed since his or her Required Beginning Date).

Notwithstanding the foregoing, with respect to distributions under the Plan made on or after September 1, 2001 for calendar years beginning on or after January 1, 2001, the Plan shall apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to September 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to September 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service. Notwithstanding any other provision of the Plan, a Participant, Beneficiary or alternate payee who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (hereafter referred to as “2009 Required Distributions”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 Required Distributions or (2) one or more payments in a series of substantially equal distributions (that include the 2009 Required Distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years, will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence.

Effective January 1, 2005, distributions under this Section 8.6 shall be governed by Article 16.

8.7. Direct Rollovers of Eligible Distributions.

(a) In General. Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The Administrator shall give a distributee notice of his or her right to elect a direct rollover and an explanation of the withholding consequence of not making the election. To the extent required by law, such notice shall be given no earlier than 180 days and no less than 30 days before the date of distribution. The distributee, in his or her sole discretion, may waive or

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reduce, in writing, the right to 30 days’ notice to the extent permitted by Code section 411(a)(11).

(b) Definitions. For purposes of this Section, the following definitions shall apply:

(i) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives of the distributee and the distributee’s Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); for distributions on or after January 1, 1999, hardship distributions described in Code Section 401(k)(2)(B)(i)(IV), in accordance with Code section 402(c)(4)(C); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding the foregoing, with respect to distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of Employee After-Tax Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Notwithstanding any other provision of the Plan to the contrary, solely for purposes of applying the direct rollover provisions of the Plan, distributions for 2009 that would have otherwise been Required Minimum Distributions but for the enactment of Code Section 401(a)(9)(H) will be treated as eligible rollover distributions, provided the rollover is completed by the later of November 30, 2009, or 60 days after the date of the distribution.

(ii) With respect to a distributee, an “eligible retirement plan” is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a). With respect to distributions made after December 31, 2001, an “eligible retirement plan” shall also mean an annuity contract described in Code section 403(b) and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. Notwithstanding the foregoing, for distributions prior to January 1, 2002, with respect to a distributee who is a Participant’s surviving Spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

(iii) A “distributee” includes an employee or former employee. In addition, the employee’s or former employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse, who is an alternate payee under a qualified domestic relations order, are distributees with regard to the interest of the Spouse or former Spouse. Effective May 1, 2007,

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“distributee” shall also include a deceased employee’s non-spouse beneficiary; provided, however, that a distribution to such distributee may only be rolled into an individual retirement account or annuity in accordance with Code section 402(c)(11).

(iv) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(v) Effective January 1, 2010, a non-spouse Beneficiary may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution from the Plan paid directly to an Individual Retirement Plan specified by the non-spouse Beneficiary in a direct trustee-to-trustee transfer. For this purpose, the term “Individual Retirement Plan” shall mean an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract) that is established for the purpose of receiving the distribution on behalf of an individual who is designated as a Beneficiary as described in Code Section 401(a)(9)(E) and who is not the surviving Spouse of the Participant. This transfer shall be treated as an Eligible Rollover Distribution for purposes of Code Section 402(c), and for Plan Years beginning on and after January 1, 2010, for all purposes of the Code.” If a non-spouse Beneficiary receives a distribution from the Plan the distribution is not eligible for a “60-day” rollover.

8.8. Special Rules for Former Participants in Merged Plans.

(a) Transferor plans subject to Code section 401(a)(11). If the vested portion of the Account of a Participant for whom accounts have been transferred under Section 4.5 from a transferor plan to which the requirements of Code section 401(a)(11) were applicable at the time of the transfer becomes payable under Section 8.1 and if the Participant elects during the 90-day period preceding his or her annuity starting date (or has elected at any time under the transferor plan) the payment of benefits in the form of a life annuity, the Participant’s vested portion of his or her Accounts shall be applied to the purchase from an insurance company of a single premium nontransferable annuity contract providing (a) if the Participant is married on his or her annuity starting date, an annuity for the life of the Participant, and upon the death of the Participant providing a further annuity for the life of the spouse (to whom the Participant was married on his or her annuity starting date) in an amount equal to 50 percent of the amount of the annuity payable during the joint lives of the Participant and his or her spouse, and (b) if the Participant is not married on his or her annuity starting date, an annuity for the life of the Participant. Any Participant subject to the provisions of this Section 8.8 may elect, during the 90-day period preceding his or her annuity starting date, not to have his or her vested Account balance applied to purchase the annuity described above and either (i) to have his or her vested Account balance distributed in one of the forms described under Sections 8.1 or 8.5 or (ii) to have his or her vested Account balance distributed in any optional form of benefit provided under the transferor plan. A Participant making such an election may revoke the election at any time and any number of times during this 90-day period.

If the Participant is married on his or her annuity starting date, any election pursuant to the second preceding sentence above shall be effective only if:

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(i) his or her Spouse consents in writing to such election and, if applicable, to distribution of the Participant’s vested Account balance before age 65, such consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public, and such consent either (1) specifies the form of distribution to the Participant and, if distribution is to be made in installments, any non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries), or (2) authorizes the Participant to change the form of distribution or the Beneficiary without further consent, or

(ii) it is established to the satisfaction of the Committee that the foregoing consent may not be obtained because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe, or

(iii) the Participant elects a joint and survivor annuity naming his or her surviving Spouse as beneficiary which provides a survivor annuity greater than 50 percent of the annuity payable during the joint lives of the Participant and his or her Spouse.

Any consent by a Spouse under (i) above, or a determination by the Committee under (ii) above with respect to such Spouse, shall be effective only with respect to such spouse and shall be obtained within 90 days prior to the annuity starting date. Any such consent shall be irrevocable. Any such consent that authorizes the Participant to change the form of distribution of the Beneficiary without further consent must acknowledge the Spouse’s right to limit consent to specific forms of distribution and Beneficiary and the Spouse’s voluntary election to relinquish such right. For purposes of this Section 8.8, the term “annuity starting date” means the first day of the first period for which an annuity is payable under the annuity contract described above.

(b) Transferor plans not subject to Code section 401(a)(11). If the vested portion of the Account of a Participant for whom accounts have been transferred under Section 4.5 from a transferor plan to which the requirements of Code section 401(a)(11) were not applicable at the time of the transfer becomes payable under Section 8.1, the Participant may elect either (i) to have his or her vested Account balance distributed in one of the forms described in Sections 8.1 or 8.5, or (ii) to have his or her vested Account balance distributed in any optional form of benefit provided under the transferor plan.

(c) This Section 8.8 shall not apply to any annuity form of payment that is eliminated as a payment option under the Plan in a manner that meets the standard for elimination under applicable Code and or Department of Labor regulations.

8.9 Distribution Restrictions for Elective Contributions. Notwithstanding anything in the Plan to the contrary, a Participant’s Elective Contribution Account shall be distributable only in accordance with Code section 401(k). Amounts held in a Participant’s Elective Contribution Account and Qualified Nonelective Contribution Account may only be distributable as provided in (4) below or as provided under the other provisions of this Plan, but in no event prior to the earlier of the following events or any other events permitted by the Code or Regulations:

1. The Participant’s severance of employment (regardless of when the severance of employment occurred), total and permanent disability, or death;

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2. The Participant’s attainment of age 59 1⁄2;

3. The proven financial hardship of the Participant;

4. The termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code sections 4975(e)(7) or 409(a)), a simplified employee pension plan (as defined in Code section 408(k)), a SIMPLE individual retirement account plan (as defined in Code section 408(p)), a plan or contract that satisfies the requirements of Code section 403(b), or a plan that is described in Code sections 457(b) or (f). A distribution that is made because of this paragraph (4) must be made in a lump-sum;

5. The Participant’s call to active duty after September 11, 2001, because of the Participant’s status as a member of a reserve component, for a period of at least 180 days or for an indefinite period, i.e., a “qualified reservist distribution”; or

6. A participant’s service in the uniformed services while on active duty for a period of at least 30 days.

8.10 Roth Conversions. A Participant may elect to convert all or part of his Accounts (other than a Roth Contribution Account or a Roth Rollover Account) and earnings thereon to a Roth Conversion Account, without regard to whether the Participant otherwise satisfies the requirements for distribution in this Article 8. A Roth Conversion Account will maintain the same distribution, withdrawal and vesting characteristics as the account from which it was transferred (After-Tax Account, Pre-Tax Contribution Account, Matching Contribution Account, Rollover Account, Post-tax Rollover Account).

The Administrator will maintain such records as are necessary for the proper reporting of Roth conversions and will administer the Roth Conversion Account in accordance with the Code and the terms of the Plan.

ARTICLE 9. VOTING AND DISPOSITION OF SHARES.

9.1 Voting of Shares. Each Participant and Beneficiary shall have the authority and shall be afforded the opportunity to direct the Trustee as to how to vote, or how to respond to any offer for, all Shares credited to such Participant’s or Beneficiary’s Account, which may, for purposes of such instructions only, be combined with other Shares in such Participant’s or Beneficiary’s Accounts in other plans maintained by the Employers. Upon receipt of such instructions, the Trustee shall vote the Shares as instructed. The Trustee shall vote Shares for which it does not receive voting instructions in accordance with the terms of the Trust. For the purposes of this Section, the Trustee may use the latest allocation information available to it on the record date.

9.2. Tender or Exchange Offers. In the event of a tender offer or exchange offer for the Shares, Participants and Beneficiary shall be advised in writing as to the terms of the

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tender or exchange offer, and provided with a form requesting instructions to the Trustee on whether a Participant’s and Beneficiary’s Shares shall be tendered or exchanged. Upon receipt of such instruction, the Trustee shall then tender or exchange the Shares as instructed. A Participant’s and Beneficiary’s Shares for which the Trustee receives no instructions shall be deemed an affirmative instruction by the Participant and Beneficiary not to tender or exchange the Shares. Each Participant and Beneficiary who holds Shares in an Account(s) shall be named fiduciary for purposes of tendering and exchanging those Shares.

A statement from the management of National Grid setting forth its position with respect to the tender or exchange offer may be included with the request for instructions sent to Participants and Beneficiaries. The giving of permission to the Trustee to tender or exchange shares shall not be deemed to constitute withdrawal or suspension from the Plan or forfeiture of any portion of the Participant’s or Beneficiary’s interest in the Plan.

For purposes of this Section 9.2, the number of Shares held by a Participant or Beneficiary shall be determined as of the close of business on the day immediately preceding the date on which the offer commences.

9.3. Cash Out Merger. Upon consummation of a Cash Out Merger, each Participant and Beneficiary shall be advised in writing thereof and provided with a form requesting instructions to the Trustee on whether the Participant’s and Beneficiary‘s right to receive cash shall be executed or whether the Participant or Beneficiary wishes to exercise the rights, if any, of a dissenting shareholder. Upon receipt of such instructions, the Trustee shall exercise such right or submit a request for appraisal. As to a Participant’s or Beneficiary’s rights to which the Trustee receives no instructions within 30 days after mailing of the aforesaid advice in writing, the Participant or Beneficiary shall be deemed to have given an affirmative instruction to exercise the right to receive cash. Each Participant or Beneficiary who was the holder of Shares in an Account(s) shall be named fiduciary for the purpose of exercising the right to receive cash or to seek appraisal.

A statement from the management of National Grid setting forth its position with respect to the Cash Out Merger may be included with the request for instructions sent to Participants and Beneficiaries. The exercise of an option to receive cash or to exercise the rights of a dissenting shareholder shall not be deemed to constitute withdrawal or suspension of the Plan or forfeiture of the Plan or the Participant’s or Beneficiary’s interest in the Plan.

9.4. Investment of Proceeds of Tender Offer, Shares Received in Exchange Offer. Following a tender or exchange offer, if, pursuant to Section 9.2, a Participant or Beneficiary has tendered his or her shares or if the Trustee tenders Shares for which it receives no instructions, any cash proceeds received shall be invested for the account of such Participant or Beneficiary in a Qualified Default Investment Alternative.

Any securities received by the Trustee in exchange for Shares shall be held in the Investment Fund in which the Shares were held.

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9.5. Investment Following Cash Out Merger. Following a Cash Out Merger, any cash proceeds received from the exercise of the rights or as a result of any exercise of the rights of a dissenting shareholder by a Participant, a Beneficiary or by the Trustee for Shares for which it received no instruction, any cash proceeds received shall be invested for the account of such Participant or Beneficiary in a Qualified Default Investment Alternative.

9.6. Return of Capital Transactions. Notwithstanding any other provisions contained in the Plan to the contrary, including Sections 4.2, 4.3 and 15.38, in the event Shares become subject to a return of capital transaction that includes the delivery of the return of capital through the form of B shares and further includes multiple election options for receiving cash by way of the B shares, elections pertaining to, and the processing of, B shares stemming from Shares held under the Plan shall occur in accordance with procedures adopted by the Administrator. Further, the manner in which resulting cash proceeds are reinvested and credited to the Accounts of Participants shall occur in accordance with procedures adopted by the Administrator. For purposes of this Section 9.6, a return of capital transaction includes a transaction that ultimately returns capital through the issuance of B shares notwithstanding whether all or a portion of the cash proceeds would be treated as a return of cash or a dividend for U.S. income tax purposes if the Shares were held outside the Plan trust.

9.7. Confidentiality of Instructions. All instructions to the Trustee by Participants and Beneficiaries relating to proxies, tender offers, or exchange offers shall be held in strict confidence.

ARTICLE 10. ADMINISTRATION.

10.1. Administrator. The Plan will be administered by the Retirement Plans Committee. Except as may be directed by the Board, no person serving as Administrator will receive any compensation for his or her services as Administrator. The Administrator will be a “named fiduciary” for purposes of section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA. The Administrator will not, however, have any authority over the investment of assets of the Trust in its capacity as Administrator.

10.2. Powers of Administrator. The Administrator will have full discretionary power to administer the Plan in all of its details, subject, however, to the requirements of ERISA. For this purpose the Administrator’s discretionary power will include, but will not be limited to, the following authority:

(a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

(b) to interpret the Plan;

(c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

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(d) to compute the amounts to be distributed under the Plan, and to determine the person or persons to whom such amounts will be distributed;

(e) to authorize the payment of distributions;

(f) to authorize the payment of reasonable expenses of administering the Plan and to allocate administrative credits to Accounts in accordance with Section 10.12 below;

(g) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations;

(h) to allocate and delegate its ministerial duties and responsibilities and to appoint such agents, counsel, accountants and consultants as may be required or desired to assist in administering the Plan; and

(i) by written instrument, to allocate and delegate its fiduciary responsibilities in accordance with ERISA section 405.

10.3. Action. The Retirement Plans Committee shall hold meetings upon such notice, at such place or places, and at such times as its members may from time to time determine. The Retirement Plans Committee each may hold said meetings by telephone or video conference at its own discretion. A majority of the respective Committee’s members at the time in office shall constitute a quorum for the transaction of business. All action taken at any meeting shall be by vote of the majority of the members present at such meeting, except that the Retirement Plans Committee may each also act without a meeting by a consent signed by a majority of its members. Any member of the Retirement Plans Committee who is a Participant in the Plan shall not vote on any question relating to herself/himself exclusively.

10.4. Authority to Act. The Retirement Plans Committee may authorize one or more of their respective members (including any former member), the officers, or agents to sign on their respective behalves any instructions, directions, notifications, or communications and the receiving person(s) may conclusively rely thereon and the information contained therein.

10.5. Effect of Interpretation or Determination. Any interpretation of the Plan or other determination with respect to the Plan by the Administrator shall be binding and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.

10.6. Reliance on Tables, etc. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel or other expert who is employed or engaged by the Administrator.

10.7. Claims and Review Procedures. The Administrator shall adopt procedures for the filing and review of claims in accordance with ERISA section 503.

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10.8. Liability for Acts. To the extent permitted by applicable law, no member of the Retirement Plans Committee shall be personally liable for any error of omission or commission unless such error results from her/his own gross negligence, willful misconduct, or lack of good faith; nor shall any member of the Retirement Plans Committee be personally liable for any act of gross negligence, willful misconduct, or lack of good faith of any other member or members of such Retirement Plans Committee.

10.9. Indemnification of Administrator and Assistants. Each Employer agrees, jointly and severally, to indemnify and defend to the fullest extent of the law any Employee or former Employee (a) who serves or has served as Administrator or on the Committee, (b) who has been appointed to assist the Administrator in administering the Plan or who so assists the Administrator in connection with his or her employment duties, or (c) to whom the Administrator has delegated any of its duties or responsibilities, against any liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Administrator) occasioned by any act or omission to act in connection with the Plan, if such act or omission to act is in good faith.

10.10. Examination of Records. The Administrator will make available to each Participant such of its records as pertain to him or her, for examination at reasonable times during normal business hours.

10.11. Authority to Correct Operational Defects. The Administrator shall have full discretionary power and authority to correct any “operational defect” of the Plan in any manner or by any method it deems appropriate in its sole discretion in order to cause the Plan (i) to operate in accordance with its terms or (ii) to maintain its tax-qualified status under the Code. For purposes of this Section, an “operational defect” is any operational or administrative action (or inaction) in connection with the Plan which, in the judgment of the Administrator, fails to conform with the terms of the Plan or causes or could cause the Plan to lose its tax-qualified status under the Code.

10.12. Expenses of Plan. The Administrator may direct the Trustee to pay from Trust assets (including administrative fee credits, forfeitures and similar amounts) any or all expenses of administering the Plan, to the extent such expenses are reasonable. The Administrator will determine what constitutes a reasonable expense of administering the Plan, and whether such expenses shall be paid from Trust assets. Any such expenses not paid out of the Trust shall be paid by the Employer; provided, however, that to the extent permitted by ERISA, the Administrator may direct the Trustee to reimburse the Employer out of Trust assets for a reasonable expense of administering the Plan which is paid by the Employer prior to a determination with respect to such expense. Further, the Administrator may direct the Trustee to allocate any administrative credits, forfeitures and similar amounts not used for expenses of administering the Plan to Participant Accounts on a pro-rata basis from time to time, subject to the limits or requirements of the Code and/or ERISA.

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ARTICLE 11. AMENDMENT AND TERMINATION.

11.1. Amendment. The National Grid Committee or its designee reserves the power at any time or times to amend the provisions of the Plan to any extent and in any manner that it may deem advisable by a written instrument signed by an authorized member of National Grid Committee providing for such amendment. The Board reserves the power at any time or times to amend the provisions of the Trust(s) to any extent and in any manner that it may deem advisable by a written instrument signed by an authorized officer of National Grid USA Service Company. However, neither the National Grid Committee nor the Board will have the power:

(a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of each Participant and his or her Beneficiary (except as permitted by the Plan with respect to Qualified Domestic Relations Orders or the return of contributions upon nondeductibility, mistake of fact, or the failure to qualify initially), unless such amendment is required or permitted by law, governmental regulation or ruling;

(b) to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of any Participant, except as otherwise permitted or required by law. For purposes of this paragraph, an amendment which has the effect of decreasing a Participant’s Account balance or eliminating any optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Account balance will not be less than the percentage computed under the Plan without regard to such amendment;

(c) to amend the Plan in such manner as would increase the duties or liabilities of the Trustee(s), unless the Trustee(s) consents thereto in writing; or

(d) on or after January 1, 2002, without the prior approval by ordinary resolution of the shareholders of National Grid in general meeting, to amend the Plan to the advantage of Participants in respect of eligibility, limits on participation, the overall limit on the issue of Shares, terms of participation, withdrawals, or adjustment of contributions (except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for the Participants, any Employer, the Administrator, the Retirement Plans Committee, the Board, National Grid, the National Grid Committee, or the Trustee).

11.2. Termination. The Plan has been established and the Trust(s) authorized with the bona fide intention and expectation that contributions will be continued indefinitely, but neither the National Grid Committee, the Board nor the Administrator will have an obligation or liability whatsoever to maintain the Plan for a given length of time and contributions to the Plan may be discontinued and/or the plan terminated at any time by written notice delivered to the Trustee without liability whatsoever for any such discontinuance or termination. In addition, the

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Employers will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may cease to be Employers in a manner acceptable to the Board.

11.3 Distributions upon Termination of the Plan. Upon termination of the Plan by the Administrator, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant’s Accounts in a single sum as soon as practicable following such termination. The amount of such distribution shall be determined as of the Business Day immediately preceding or coinciding with the date distribution is to be made. Notwithstanding the preceding sentence, if any Employer maintains or establishes an alternative defined contribution plan as described in Treas. Reg. §1.401(k)-1(d)(4)(i)) (other than an employee stock ownership plan or a simplified employee pension) that benefits at least 2 percent of the employees in the terminated Plan, Accounts shall be distributed to Participants and their Beneficiaries only in a manner consistent with Code sections 401(k)(2)(B)(i)(I), (III) and (IV), and 401(k)(10)(A)(ii) and (iii). In such case, a Participant’s Accounts will be transferred, without the Participant’s consent, to the other plan pending distribution. Amounts held in a Participant’s Elective Contribution Account and Qualified Nonelective Contribution Account may only be distributable as provided in (4) below or as provided under the other provisions of this Plan, but in no event prior to the earlier of the following events or any other events permitted by the Code or Regulations:

1. The Participant’s severance of employment (regardless of when the severance of employment occurred), total and permanent disability, or death;

2. The Participant’s attainment of age 59 1⁄2;

3. The proven financial hardship of the Participant;

4. The termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code sections 4975(e)(7) or 409(a)), a simplified employee pension plan (as defined in Code section 408(k)), a SIMPLE individual retirement account plan (as defined in Code section 408(p)), a plan or contract that satisfies the requirements of Code section 403(b), or a plan that is described in Code sections 457(b) or (f). A distribution that is made because of this paragraph (4) must be made in a lump-sum;

5. The Participant’s call to active duty after September 11, 2001, because of the Participant’s status as a member of a reserve component, for a period of at least 180 days or for an indefinite period, i.e., a “qualified reservist distribution”; or

6. A participant’s service in the uniformed services while on active duty for a period of at least 30 days.

11.4 Merger or Consolidation of Plan; Transfer of Plan Assets. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger,

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consolidation or transfer if the Plan had then terminated. The foregoing notwithstanding, any merger, consolidation, or transfer shall require the approval of the Board; provided, however that transfers may be made between the Plan and the National Grid USA Companies’ Incentive Thrift Plan I without such approval; provided further, that Participants may elect to have their entire account balances transferred to or from an affiliated company’s defined contribution plan provided at the time of the transfer (i) the other plan’s trustee/recordkeeper is the same as the Plan’s trustee/recordkeeper, (ii) the Participant is an employee of said affiliated company, and (iii) the other plan permits the transfer. Transfers made pursuant to the above shall be made in accordance with section 414(l) of the Code, section 208 of ERISA, and regulations promulgated thereunder and in accordance with procedures established by the Administrator.

ARTICLE 12. LIMITS ON CONTRIBUTIONS.

12.1. Code Section 404 Limits. The sum of the contributions made by each Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by an Employer are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6)).

12.2.	Code Section 415 Limits.

(a) Incorporation by reference. Code section 415 is hereby incorporated by reference into the Plan.

(b) Annual addition. The Administrator shall determine an “annual addition” for each Participant for each limitation year, which shall consist of the following amounts allocated to the Participant’s Accounts for the year:

(i) Elective Contributions, including both Pre-tax and Roth Contributions

(ii) Qualified Nonelective Contributions,

(iii) Matching Contributions,

(iv) Core Contributions,

(v) Employee After-Tax Contributions and

(vi) Amounts allocated to an individual medical account (as defined in Code section 415(l)(2)) which is part of a pension or annuity plan maintained by an Employer.

(c) General limitation on annual additions. The annual addition to a Participant’s Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such Year under all other defined contribution plans maintained by the Employers, shall not exceed the lesser of (i) $30,000, or (ii) twenty-five percent of the Participant’s Compensation for such limitation year. For Plan Years beginning on or after January 1, 2022,

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the amount in (i) above shall be $61,000 (increased from time to time in accordance with Code section 415(d), and the amount in (ii) above shall be 100% of the Participant’s Compensation for such limitation year (or such other percentage as provided by Code section 415)). Notwithstanding the foregoing, effective on and after January 1, 2008, the term “Compensation” shall not include any amounts paid by the Employer or any of its affiliated companies to an Employee after such Employee severs employment with the Employer and all of its affiliated companies (except as otherwise provided below). However, such “Compensation”, for purposes of this Section 12.2 shall include regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, that are paid after the Employee severs employment with the Employer and all of its affiliated companies, provided that (i) the amounts are paid by the later of 2 1⁄2 months after such severance from employment or the end of the Limitation Year that includes the date of the severance from employment, and (ii) those amounts would have been included as “Compensation” if they were paid prior to the Employee’s severance from employment.

However, the terms “Compensation” shall not include the following amounts paid after the Employee severs employment with the Employer and all of its affiliated companies, even if such amounts are paid within the time period described in the preceding paragraph:

i. Payment for unused accrued bona fide sick, vacation, or other leave and;

ii. Payments received by an Employee pursuant to a nonqualified unfunded deferred compensation plan.

In addition, other post-severance payments (such as severance pay, parachute payments within meaning of Section 280G(b)(2) of the Code, or post-severance payments under a nonqualified unfunded deferred compensation plan that would not have been paid if the Employee had continued in employment) are not included in this definition of “Compensation” even if such amounts are paid within the time period described above.

Effective on and after January 1, 2009, the term “Compensation” shall also include payments to an individual on qualified military service (as defined in Section 414(u) of the Code), to the extent those payments do not exceed the amounts the individual would have received if he had continued to perform service for the Employer or any of its affiliated companies rather than entering qualified military service (i.e., differential pay), regardless of when the differential pay is paid to the individual. Any such differential pay the Employer and any of its affiliated companies pay to an individual on qualified military service shall count as “Compensation” for purposes of this Section 12.2. Employees of the Employer performing service in the uniformed services as described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in the retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§ 410 (b)(3), (4), and (5)).

(d) Limitation Year. For purposes of determining the Code section 415 limits under the Plan, the “limitation year” shall be the Plan Year.

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(e) Corrections. As may be permitted under regulation or by the Internal Revenue Service pursuant to the Employee Plans Compliance Resolution System, as most recently promulgated in Revenue Procedure 2021-30, if the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, the following correction procedures will be implemented: any Employee After-Tax Contributions together with earnings thereon made by or on behalf of the Participant for the limitation year, to the extent necessary, will be reduced. Elective Contributions made pursuant to a Contribution Agreement together with earnings thereon made by or on behalf of the Participant for the limitation year, to the extent necessary, will be reduced. If the remaining annual addition for the Participant still exceeds the Code section 415 limits for the limitation year, Employer contributions (including Qualified Nonelective Contributions, Core Contributions and Matching Contributions) together with earnings thereon, will be reduced to the extent necessary for the limitation year. Where limitation of the Participant’s annual addition under this Plan is required by reducing the Participant’s After-Tax Contributions and/or Elective Contributions and amounts previously credited to a Participant’s Accounts cause her/his annual addition to exceed such limitation, the Trustee will, in accordance with the instructions of the Administrator, charge against the Participants’ Accounts an amount (adjusted to reflect income, expenses, gain, or loss of the Trust properly attributed to the excessive credit) sufficient to permit the remaining credits to satisfy such limitation for such Plan Year. Such excess amount will then be treated in accordance with the method selected by the Administrator from among those methods permitted under the Treasury Regulations promulgated under section 415 of the Code. The above limitations are intended to comply with the provisions of section 415 of the Code so that, if the limitations become applicable, the maximum benefits provided by plans of the Employers shall be exactly equal to the maximum amounts allowed under section 415 of the Code and regulations thereunder. If there is any discrepancy between the provisions of this Section 12.2 and the provisions of section 415 of the Code and Treasury Regulations promulgated thereunder, the discrepancy shall be resolved in such a way as to give full effect to the provisions of section 415 of the Code.

12.3.	Code Section 402(g) Limits.

(a) In general. The maximum amount of Elective Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of an Employer (and/or any other employer with respect to the Participant for the calendar year) shall in no event exceed the maximum applicable limit in effect for the calendar year under Regulation section 1.402(g)-1(d), except to the extent permitted under Section 3.9 of the Plan and section 414(v) of the Code. For purposes of the Plan, an individual’s elective deferrals for a taxable year are the sum of the following:

(i) Any Pre-Tax Contribution and Roth Contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) ;

(ii) Any employer contribution to a simplified employee pension (as defined in code section 408(k) to the extent not includable in the individual’s gross income for the taxable year on account of Code section 402(h)(1)(B) (before applying the limits of Code section 402(g));

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(iii) Any employer contribution to a custodial account or annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)), and any elective contribution pursuant to an eligible deferred compensation plan under Code section 457, to the extent not includable in the individual’s gross income for the taxable year on account of Code section 403(b) or 457 before applying the limits of Code section 402(g); and

(iv) Any employee contribution designated as deductible under a trust described in Code section 501(c)(19) (before applying the limits of Code section 402(g)).

A Participant will be considered to have made “excess deferrals” for a taxable year to the extent that the Participant’s elective deferrals for the taxable year exceed the applicable limit described above for the year.

(b) Distribution of excess deferrals. In the event that an amount is included in a Participant’s gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. Distributions of Excess Deferrals shall be made first from Pre-Tax Contributions, and then from Roth Contributions. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the “gap period”). Notwithstanding the preceding, for Plan excess deferrals made in taxable year 2007,the Plan administrator must calculate allocable income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution); provided that the Plan Administrator will calculate and distribute the gap period allocable income only if the Plan administrator in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Participant’s account. Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant’s Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant’s excess deferrals for the taxable year, and the denominator of which is the sum of the Participant’s Elective Contribution Account balance as of the beginning of the taxable year plus the Participant’s Elective Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

(c) Treatment of excess deferrals. For other purposes of the Code, including Code sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416), excess deferrals must be treated as employer

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contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30). Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.

12.4.	Code Section 401(k)(3) Limits.

(a) In General. Elective Contributions made under the Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

(b) Actual deferral ratios. For each Plan Year, the Administrator will determine the “actual deferral ratio” for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions (plus any Qualified Nonelective Contributions treated as Elective Contributions) made on behalf of the Participant for the Plan Year to the Participant’s Compensation for the applicable period. For purposes of determining a Participant’s actual deferral ratio,

(i) Elective Contributions will be taken into account only if each of the following requirements are satisfied:

(A) the Elective Contribution is allocated to the Participant’s Elective Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

(B) the Elective Contribution relates to Compensation that either would have been received by the Participant in the Plan Year but for the Participant’s election to defer under the Plan or is attributable for services performed in the Plan Year and, but for the Participant’s election to defer, would have been received by the Participant within 2 1⁄2 months after the close of the Plan Year.

To the extent Elective Contributions which meet the requirements of (A) and (B) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee;

(ii) If a Highly Compensated Employee participates in two or more arrangements that have different plan years, all cash or deferred arrangements in which the Highly Compensated Employee participates will be aggregated and the Actual Deferral Ratio is determined by

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combining all contributions for the 12-month period that corresponds to the Plan Year being tested, pursuant to Treasury Regulation Section 1.401(k)-2(a)(3).

(iii) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

(iv) Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive Elective Contributions shall be treated as Elective Contributions to the extent permitted by Regulation section 1.401(k)-2(a)(6);

(v) in the event that the Plan satisfies the requirements of Code sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

(vi) an employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made; and

(vii) Elective Contributions which are made on behalf of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation section 1.401(m)-2(a)(6).

(c) Actual deferral percentages. The actual deferral ratios for all Highly Compensated Employees who are eligible for Elective Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

(i) the actual deferral percentage of the highly compensated group for the Plan Year does not exceed 125% of the current year actual deferral percentage for the nonhighly compensated group; or

(ii) the excess of the actual deferral percentage of the highly compensated group for the Plan Year over the current year actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage of the highly compensated group for the Plan Year does not exceed twice the current year actual deferral percentage of the nonhighly compensated group.

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For purposes of this Section, “current year actual deferral percentage” for the nonhighly compensated group refers to the actual deferral percentage determined for the current Plan Year for the nonhighly compensated group existing during the current Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Administrator may elect in accordance with Code section 401(k)((3), applicable regulations and Internal Revenue Service guidance, to use the actual deferral percentage for the nonhighly compensated group for the current Plan Year or such other methods of applying the nondiscrimination rules as may be permitted by the Code or Regulation.

(d) Adjustments by Administrator. If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Elective Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective Contribution elections to the extent the Administrator deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash. Any decrease in the Elective Contribution for a Participant will also be effective for purposes of determining the amount of the Matching Contribution to be made for the Participant’s benefit.

(e) Excess contributions. If the Code section 401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees (“Highly Compensated Participants”) by (i) first, treating Elective Contributions made on behalf of all Highly Compensated Participants as having been reduced in the order of the Participants’ respective actual deferral ratios, beginning with the largest such ratio, until the actual deferral ratios (as so reduced) would satisfy the nondiscrimination standard of Section 12.4(c) above, and (ii) second, aggregating the excess contributions determined under clause (i). The Administrator shall then cause an amount equal to the aggregate amount of such excess to be distributed to Highly Compensated Participants as follows: (A) first, Highly Compensated Participants shall be ranked in descending order based on the amounts of Elective Contributions that were contributed to the Plan for their benefit, and (B) second, there shall be distributed to the Highly Compensated Participants with the highest dollar amount of Elective Contributions the amount required to cause that Participant’s undistributed Elective Contributions to equal the dollar amount of the Elective Contributions for the benefit of the Highly Compensated Participant with the next highest dollar amount of Elective Contributions. The Elective Contributions to be distributed to Highly Compensated Participants under this subsection (e) shall be made first from the Pre-Tax Contributions made by the Highly Compensated Participant for a Plan Year, and then from the Roth Contributions made by the Highly Compensated Participant for a Plan Year. These steps shall be repeated until the aggregate amount of Elective Contributions so distributed equals the aggregate amount of excess Elective Contributions determined under the first sentence of this Section 12.4(e).

(f) Distribution of excess contributions. The excess contributions of a Highly Compensated Employee who is a Participant, as adjusted for income, will be designated by the

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Employer as a distribution of excess contributions and distributed to the Participant. The Elective Contributions to be distributed to Highly Compensated Participants under this subsection (f) shall be made first from the Pre-Tax Contributions made by the Highly Compensated Participant for a Plan Year, and then from the Roth Contributions made by the Highly Compensated Participant for a Plan Year. The income allocable to excess contributions shall be determined in accordance with Regulation section 1.401(k)-2(b)(2)(iv). Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.

(g) Special rules. For purposes of distributing excess contributions, the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

(h) Recordkeeping requirement. The Administrator, on behalf of the Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.

(i) Effect on Matching Contributions. A Participant’s Elective Contributions which are returned as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant’s benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be forfeited.

(j) Excise tax where failure to correct. If the excess contributions are not corrected within 2 1⁄2 months after the close of the Plan Year to which they relate, the Employers will be liable for a 10 percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2 1⁄2 month period.

12.5.	Code Section 401(m) Limits.

(a) In General. Matching Contributions made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

(b) Actual contribution ratios. For each Plan Year, the Administrator will determine the “actual contribution ratio” for each Participant who is eligible for Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent,

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of the sum of the After-Tax Contributions, Matching Contributions, and Qualified Nonelective Contributions which are not treated as Elective Contributions made on behalf of the Participant for the Plan Year, to the Participant’s Compensation for the Plan Year. For purposes of determining a Participant’s actual contribution ratio,

(i) A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant’s Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant’s Elective Contributions for the Plan Year. If a Highly Compensated Employee participates in two or more arrangements that have different plan years, all cash or deferred arrangements in which the Highly Compensated Employee participates will be aggregated and the Actual Contribution Ratio is determined by combining all contributions for the 12-month period that corresponds to the Plan Year being tested, pursuant to Treasury Regulation Section 1.401(m)-2(a)(3).

(ii) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

(iii) Elective Contributions not applied to satisfy the Code section 401(k)(3) limits and Qualified Nonelective Contributions not treated as Elective Contributions may be treated as Matching Contributions to the extent permitted by Regulation section 1.401(m)-2(a)(6);

(iv) in the event that the Plan satisfies the requirements of Code sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan.

(c) Actual contribution percentages. The actual contribution ratios for all Highly Compensated Employees who are eligible for Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

(i) The actual contribution percentage of the highly compensated group for the Plan Year does not exceed 125% of the current year actual contribution percentage for the nonhighly compensated group; or

(ii) The excess of the actual contribution percentage of the highly compensated group for the Plan Year over the current year actual contribution percentage for the nonhighly compensated

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group does not exceed two percentage points, and the actual contribution percentage of the highly compensated group for the Plan Year does not exceed twice the current year actual contribution percentage of the nonhighly compensated group.

For purposes of this Section, “current year actual contribution percentage” for the nonhighly compensated group refers to the actual contribution percentage determined for the current Plan Year for the nonhighly compensated group existing during the current Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Administrator may elect in accordance with Code section 401(m), applicable regulations and Internal Revenue Service guidance, to use the actual contribution percentage for the nonhighly compensated group for the current Plan Year or such other methods of applying the nondiscrimination rules as may be permitted by the Code or Regulation.

(d) Multiple use test. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the “aggregate limit” within the meaning of Regulation section 1.401(m)-2(b)(3), the Administrator shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below. The multiple use test described in Treasury Regulation section 1.401(m)-2 and this Section shall not apply for Plan Years beginning after December 31, 2001.

(e) Adjustments by Administrator. If, prior to the time all After-Tax Contributions and Matching Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Administrator deems appropriate.

(f) Excess aggregate contributions. If the Code section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the After-Tax Contributions and Matching Contributions actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be “excess aggregate contributions”. The Administrator shall determine the amount of excess aggregate contributions made with respect to each Highly Compensated Participant (as defined in 12.4(e)) by (i) first, treating the After-Tax Contributions and Matching Contributions made on behalf of all Highly Compensated Participants as having been reduced in the order of the Participants’ respective actual contribution ratios, beginning with the largest such ratio, until the actual contribution ratios (as so reduced) would satisfy the nondiscrimination standard of Section 12.5(c) above, and (ii) second, aggregating the excess contributions determined under clause (i). The Administrator shall then cause an amount equal to the aggregate amount of such excess to be

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distributed to Highly Compensated Participants as follows: (A) first, Highly Compensated Participants shall be ranked in descending order based on the amounts of After-Tax Contributions and Matching Contributions that were contributed to the Plan for their benefit, and (B) second, there shall be distributed to the Highly Compensated Participant with the highest dollar amount of After-Tax Contributions and Matching Contributions the amount required to cause that Participant’s undistributed After-Tax Contributions and Matching Contributions to equal the dollar amount of the After-Tax Contributions and Matching Contributions for the benefit of the Highly Compensated Participant with the next highest dollar amount of After-Tax Contributions and Matching Contributions. These steps shall be repeated until the aggregate amount of After-Tax Contributions and Matching Contributions so distributed equals the aggregate amount of excess After-Tax Contributions and Matching Contributions determined under the first sentence of this Section 12.5(f). In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year. Elective Contributions and Qualified Nonelective Contributions taken into account in computing the actual contribution percentages shall be treated as Matching Contributions for purposes of this Section.

(g) Distribution of excess aggregate contributions. A Participant’s excess aggregate contributions, adjusted for income will be designated by the Employer as a distribution of excess aggregate contributions, and distributed to the Participant. Distribution will be made first from After-Tax Contributions, and then, to the extent necessary, from Matching Contributions. The income allocable to excess aggregate contributions shall be determined in accordance with Regulation section 1.401(k)-2(b)(2)(iv). Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan. Effective for Plan Years beginning after December 31, 2007, the Plan Administrator will not calculate and distribute allocable income for gap period (i.e., the period after the close of the Plan Year in which the excess contribution or excess aggregate contribution occurred and prior to the distribution.

(h) Recordkeeping requirement. The Administrator, on behalf of the Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Elective Contributions and Qualified Nonelective Contributions are taken into account in determining the actual contribution ratios.

(i) Excise tax where failure to correct. If the excess aggregate contributions are not corrected within 2 1⁄2 months after the close of the Plan Year to which they relate, the Employers will be liable for a 10 percent excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this section for the Plan Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2 1⁄2 month period.

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12.6. Code Section 4975(e) Limits. Notwithstanding the above sections in this Article 12, the portion of the Plan that is intended to be an employee stock ownership plan under Code section 4975(e) shall be considered separately from the portion of the Plan that is not intended to be an employee stock ownership plan under Code section 4975(e) for purposes of applying Code sections 401(a)(4) and (5), 401(k) and 401(m). This Section shall be applied in accordance with Code section 4975 and the regulations thereunder.

ARTICLE 13. SPECIAL TOP-HEAVY PROVISIONS.

13.1. Provisions to apply. The provisions of this Article shall apply for any top-heavy Plan Year notwithstanding anything to the contrary in the Plan.

13.2. Minimum Contribution. For any Plan Year which is a top-heavy plan year, the Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Employers by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year. The minimum contribution shall, in general, equal 3% of each such Participant’s Compensation, but shall be subject to the following special rules:

If the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Qualified Nonelective Contributions, Matching Contributions, and Core Contributions (including forfeitures applied against any such Employer Contributions), is equal to less than 3% of the key employee’s Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees, pursuant to Treasury Regulation section 1.416-1, M-7. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 401(a)(4) or 410.

(b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Employer which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

(c) If a Participant is also covered by a top-heavy defined benefit plan of an Employer, “5%” shall be substituted for “3%” above in determining the minimum contribution.

(d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Discretionary Matching Contributions and any Qualified Nonelective Contributions (including forfeitures applied against Discretionary Matching Contributions), but not any other type of contribution, otherwise made for the Participant’s benefit for such year. Notwithstanding the foregoing, for Plan Years beginning after December 31, 2001, the minimum contribution described above will be offset also by any Matching Contributions made for the Participant’s benefit for such year.

(e) If additional minimum contributions are required under this Section, the Administrator will establish (or cause the Trustee to establish) a special Account to which such contributions

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will be allocated. Distributions from such Account will be made in accordance with the rules applicable to Core Contribution Accounts.

(f) A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant’s failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make mandatory contributions or Elective Contributions to the Plan, or (iii) compensation less than a stated amount.

13.3. Adjustment to Limitation on Benefits. With respect to Plan Years prior to January 1, 2001, for purposes of the Code section 415 limits, the definitions of “defined contribution plan fraction” and “defined benefit plan fraction” contained therein shall be modified, for any Plan Year which is a top-heavy plan year, by substituting “1.0” for “1.25” in Code sections 415(e)(2)(B) and 415(e)(3)(B).

13.4. Definitions. For purposes of these top-heavy provisions, the following terms have the following meanings:

(a) “key employee” means a key employee described in Code section 416(i)(l), and “non-key employee” means any employee who is not a key employee (including employees who are former key employees);

(b) “top-heavy plan year” means a Plan Year if any of the following conditions exist:

(i) the top-heavy ratio for the Plan exceeds 60 percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

(ii) this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

(iii) the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

(c) “top-heavy ratio”:

(i) If employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group of plans as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 1-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the 1-year period ending on the determination date(s)) (and for both the numerator and denominator in the case of a distribution made for a reason other than severance from employment, death or disability, including any such amount distributed in the 5-year period ending on the determination date(s)),

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both computed in accordance with Code section 416. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416.

(ii) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group of plans as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s)), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the determination date.

(iii) For purposes of (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the one-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(iv) The accrued benefit of a participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

(d) The “permissive aggregation group” is the required aggregation group of plans plus any other plan or plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

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(e) The “required aggregation group” is (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the Plan Year containing the determination date or in any of the preceding four years (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) or 410(b).

(f) For purposes of computing the top-heavy ratio, the valuation date shall be the last day of the applicable plan year.

(g) The term “determination date” means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term “applicable determination date” means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

ARTICLE 14. MISCELLANEOUS.

14.1. Exclusive Benefit Rule. No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under Section 4.2 and the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan pursuant to Article 12 above, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to maintain its qualified status.

14.2. Limitation of Rights. Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any party to this Plan except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

14.3. Nonalienability of Benefits. The benefits provided hereunder will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law. Notwithstanding any provisions of the Plan to the contrary, if the Administrator receives any Qualified Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Order and the distribution options available under the Plan. Also, in accordance with ERISA section 206(d)(4), a Participant’s benefits may be offset by an amount the Participant is ordered or required to pay to the Plan if the order or requirement to pay arises under a judgment of conviction for a crime involving the Plan, or under a civil judgment entered by a court (or

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pursuant to a settlement agreement between the U.S. Secretary of Labor and the Participant) in connection with a violation of Part 4 of Subtitle B of Title I of ERISA.

14.4. Rules for Withdrawals and Distributions. A withdrawal or distribution request shall be processed and distributed as soon as practicable after the request in accordance with procedures established by the Administrator.

14.5. USERRA Compliance. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u) and the Regulations thereunder.

14.6. Miscellaneous Employer Contribution. For the purposes of alleviating any deficiencies in the Investment Fund caused by errors or misallocations, the Employers may, from time to time, subject to applicable provisions of the Code, make contributions in addition to any contribution that may be specified under the Plan. These additional contributions shall be allocated in the manner designated by the Employer at the time the additional contributions are made.

14.7. EGTRRA Provisions. The National Grid Committee may adopt procedures to implement provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 not already specifically contemplated by the Plan.

14.8. Applicable Law. All persons who exercise discretion or authority under the terms of the Plan, including the Board, Administrator, Retirement Plans Committee and National Grid Committee, shall act in accordance with all applicable laws and regulations, including the Code and ERISA, during the exercise of discretion and/or authority under the Plan.

14.9. Governing Law. The Plan and Trust will be construed, administered and enforced according to the laws of Massachusetts to the extent such laws are not preempted by federal law.

ARTICLE 15. DEFINITIONS.

Wherever used in the Plan, the following terms have the following meanings:

15.1. “Accounts” mean, for any Participant, the accounts established under the Plan to which contributions made for the Participant’s benefit, and any allocable income, expense, gain and loss, are allocated. References to a Participant’s Elective Contribution Account, which includes the Pre-Tax and Roth Contribution sub-accounts; Employee After-Tax Contribution Account, Matching Contribution Account, Core Contribution Account, Rollover Account, Post-tax Rollover Account, and Qualified Nonelective Contribution Account, respectively, refer to those Accounts established for a Participant to which the respective contributions are allocated. References to a Participant’s Qualified Nonelective Contribution Account refer to the Account to which Qualified Nonelective Contributions made on behalf of the Participant are allocated. Reference to Post-tax Rollover Account refers to the

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Account to which qualifying post-tax amounts rolled into the Plan are allocated. Reference to Roth Rollover Account refers to the Account to which qualifying Roth amounts rolled into the Plan are allocated. In addition to the Accounts referred to above, the Retirement Plans Committee may, from time to time, establish an account or accounts to which a specific type of Employer or Employee contribution will be made on behalf of a Participant.

15.2. “Administrator” means National Grid USA Service Company or such other person appointed to administer the Plan in accordance with Article 10.

15.3. “Annual Base Rate” means the Participant’s annualized rate of pay in effect at the time of determination.

15.4. “Base Compensation” means Compensation as described below, less overtime, premiums, awards, bonus pay and incentive pay, or such other combination of components as set forth in procedures adopted by the National Grid Committee.

15.5. “Beneficiary” means any person entitled to receive benefits under the Plan upon the death of a Participant.

15.6. “Board” means the Board of Directors of National Grid USA Service Company. The Board may designate a person or persons (including an Administrator) to carry out any fiduciary responsibilities, in accordance with ERISA section 405.

15.7. “Business Day” means any day except (a) a Saturday, Sunday, or public holiday or (b) the equivalent thereof for the New York Stock Exchange.

15.8. “Cash Out Merger” shall have occurred if National Grid is merged into or with another entity and as a result thereof all of the then outstanding publicly held Shares of National Grid are converted into a right to receive cash.

15.9. “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any Regulation issued pursuant to or with respect to such section or subsection.

15.10. “Compensation” means, during the applicable Plan Year, the base, overtime, premium, bonus pay and incentive pay (including awards by an Employer under the National Grid Annual Performance Plan, but not including awards by an Employer under the National Grid USA Companies’ Incentive Share Plan), received by a Participant during a pay period, plus the amount of any Elective Contributions to the Plan and any salary reductions under the National Grid USA Companies Elective Benefits Plan (or other similar plans) with respect to such pay period, and in addition, guaranteed lump sum payments and sick pay.

Compensation shall exclude compensation deferred under other plans, reimbursements of expenses, payments in lieu of vacation days, Supplemental Disability Income payments; payments made from the short-term disability or long-term disability plans; Christmas

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remembrances; awards not described in the preceding paragraph; and other additional forms of earnings (including contributions made by an Employer to or under any other form of employee benefit program, such as a health insurance, pension, or severance pay plan). Compensation paid to a Participant after his or her severance from employment shall be taken into account under the Plan only to the extent that such Compensation (i) satisfies the requirements of Regulation section 1.415(e)-2(e)(3) and (ii) otherwise falls within the definition of Compensation hereunder.

For purposes of determining the Code section 415 limits under Section 12.2, for determining the status of an individual as a Highly Compensated Employee and for determining the Code section 401(k)(3) and 401(m) limits under Sections 12.4 and 12.5, Compensation shall mean wages within the meaning of Code Section 3401(a) and all other payments of compensation to a Participant by the Employer in the course of the trade or business of the Employer for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d) and 6051(a)(3). For purposes of determining the Code section 415 limits under Section 12.2; for determining the top heavy status of the Plan under Article 13; for determining the status of an individual as a Highly Compensated Employee and for determining the Code section 401(k)(3) and 401(m) limits under Sections 12.4 and 12.5, Compensation shall mean wages within the meaning of Code Section 3401(a) and all other payments of compensation to a Participant by the Employer in the course of the trade or business of the Employer for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d) and 6051(a)(3). This compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation under this definition includes Elective Contributions and elective contributions under a cafeteria plan described in Code Section 125. Amounts under Code section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. To the extent required by applicable law or IRS guidance, an amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan. The term “Compensation” shall also include any differential pay paid by the Employer to a Participant while on qualified military service (as defined in Code Section 414(u)), together with any post-severance payments pursuant to Treasury Regulation section 1.415(c)-2(e)(3)

This compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation under this definition includes Elective Contributions and elective contributions under a cafeteria plan described in Code Section 125. Amounts under Code section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. To the extent required by applicable law or IRS guidance, an amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan.

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For all purposes under the Plan, Compensation for any individual will be limited to any Plan Year as provided under Code section 401(a)(17), as adjusted (which for the 2021 Plan Year is $305,000).

Effective January 1, 2009, the term “Compensation” shall include any differential pay paid by the Employer to a Participant while on qualified military service (as defined in Code Section 414(u)).”Employees of the Employer performing service in the uniformed services as described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in the retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§ 410 (b)(3), (4), and (5)).

15.11. “Computation Period” means a 12-consecutive month period beginning with an individual’s initial date of hire or any anniversary thereof. An individual’s date of hire is the date on which the individual first performs an Hour of Service for an Employer.

15.12. “Contribution Agreement” means an election either made under an automatic enrollment and/or increase program or by a Participant pursuant to procedures established by the Administrator that establishes the level of Elective Contributions to be made for the Participant’s benefit.

15.13 “Core Contributions” means the contributions contributed by National Grid or any Employer, pursuant to sections 3.4 and 3.5 of the Plan.

15.14. “Core Contribution Account” means the account into which shall be credited the Core Contributions made by an Employer on a Participant’s behalf, and all income, gains and losses attributable thereto.

15.15. “Elective Contribution”, also known as “Salary Reduction Contribution”, means a contribution made to the Plan for the benefit of a Participant pursuant to a Contribution Agreement. An Elective Contribution can be either a Pre-Tax Contribution or a Roth Contribution.

15.16. “Eligible Employee” means any Employee who is employed by an Employer who is either a non-bargaining Employee or is an Employee who is included in a unit of employees covered by a collective bargaining agreement that provides for participation in the Plan. The term “Eligible Employee” shall not include any individual who is employed and paid by an agency or a party other than an Employer in connection with services provided to an Employer; temporary employees; interns; or co-op students. In no event shall a “leased employee” within the meaning of Code section 414(n) become an Eligible Employee until he or she becomes actually employed by an Employer.

Notwithstanding anything herein to the contrary, an individual who is not characterized or treated as a common law employee of an Employer shall not be considered an Eligible Employee. In the event that such an individual is reclassified or deemed to be reclassified as a common law employee of an Employer who meets the definition of an Eligible Employee, the

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individual shall become an Eligible Employee as of the actual date of reclassification. If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be considered an Eligible Employee retroactively to the date of such reclassification.

15.17. “Employee” means any individual employed by an Employer, including any leased employee and any other individual required to be treated as an employee pursuant to Code sections 414(n) and 414(o), who is included in a unit of employees covered by a collective bargaining agreement that provides for such person being included in the Plan.

15.18 “Employee After-Tax Contribution” means a post-tax contribution made to the Plan by the Participant pursuant to Section 3.8.

15.19 “Employee After-Tax Contribution Account” means the account into which are credited post-tax contributions made by a Participant, if any, and all income, gains, and losses attributable thereto.

15.20 “Employer” means any subsidiary or affiliate of National Grid USA, which has, by appropriate action of the Board, been designated to participate in this Plan, provided that the board of directors (or other applicable governing body) of the so-designated Employer has taken appropriate action to adopt the Plan.

15.21 “Entry Date” means the first effective payroll cutoff following that date an Employee becomes an Eligible Employee.

15.22 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute or statutes of similar import.

15.23 “ESOP Plan” means the New England Electric System Companies Employee Share Ownership Plan, as amended.

15.24 “Highly Compensated Employee” means an Employee of an Employer who is a “highly compensated employee” within the meaning of Code section 414(q). The term “Highly Compensated Employee” includes each individual employed by an Employer who (i) during such Plan Year or preceding Plan Year, is a “5% owner” within the meaning of Code section 414(q), or (ii) during the preceding Plan Year received Compensation in excess of $80,000 (as adjusted under such Code section) and was in the top-paid group of Employees of the Employer for such preceding Plan Year. An Employee is in the top-paid group of Employees for purposes of (ii) above for any Plan Year if such Employee is in the group consisting of the top 20 percent of the Employees ranked on the basis of Compensation paid during such Plan Year..

15.25 “Highly Compensated Participant” means a Participant who is a Highly Compensated Employee.

15.26 “Hour of Service” means (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by an Employer for the performance of

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duties during the applicable computation period; (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by an Employer on account of a period of time during which no duties are performed (such as vacation, holidays, sickness, disability, layoff, jury duty, military duty or leave of absence) during the applicable computation period; (c) each hour for which an individual was, directly or indirectly, paid or entitled to payment for the performance of duties as an employee of an entity that falls within the “controlled group of corporations” relative to the Employers as set forth in section 1563(a) of the Code; and (d) each hour for which back pay is awarded or agreed to by the Employer with regard to mitigation the same Hours of Service shall not be credited under (a) or (b) and (c).

Notwithstanding (b) above, (i) no more than 501 Hours of Service will be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

Solely for purposes of determining whether a Year of Service of Sections 3.3, 3.4 and 3.5 have been completed in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence; in no case shall more than 501 Hours of Service be credited for any one such absence. For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (1) by reason of pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this subsection shall be credited (1) in the computation period in which the absence begin if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

An Employee with respect to whom records are not maintained to reflect the number of hours for which payment has been made shall be credited with 45 Hours of Service for each work or part thereof that the Employee is paid or entitled to be paid by the Employer. The provisions of Department of Labor regulations section 2530.200b-2(b) are incorporated herein by reference.

15.27 “Investment Date” means the business day prior to the date when weekly or monthly contributions are wired from an Employer to the Trustee, which transaction involves a purchase of shares from National Grid, or such other date as set forth in procedures adopted by the National Grid Committee.

15.28 “Investment Fund” means each separate fund in which contributions to the Plan are invested.

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15.29 "Matching Contributions” means a contribution made by the applicable Employer in the manner and amounts set forth in Section 3.3 on account of an Elective Contribution and/or Employee After-tax Contribution.

15.30 “Matching Contribution Account” means the account into which shall be credited Matching Contributions made by an Employer on a Participant’s behalf, and all income, gains and losses attributable thereto.

15.31 “National Grid” means National Grid Group plc or its successors.

15.32 “National Grid Committee” means the board of directors of National Grid plc, or such other person(s) or committee appointed to carry out all or a portion of the board’s authority.

15.33 “National Grid USA” means National Grid USA Service Company, Inc. or its successor.

15.34 “National Grid Share Fund” means a fund consisting of Shares or securities issued in exchange for Shares. Unless otherwise instructed by an Officer, the Trustee (or “each” Trustee during periods when there are multiple Trustees responsible for different groups of Participants) shall, when practical to do so, net Participants’ purchases and sales of Shares within the portion of the Plan administered by such Trustee prior to purchasing or selling Shares from or to alternative sources (with the below pricing principles applying separately by Trustee during periods when there are multiple Trustees).

Shares may be purchased on the open market, from National Grid, or from another Employer benefit plan which provides for inter-plan purchase and sale of Shares. Whenever the Trustee shall be required to invest in Shares, the Trustee shall purchase Shares from National Grid, unless an Officer instructs the Trustee to purchase the Shares from one of the other sources or a combination of the three sources.

Whenever the Trustee shall be required to sell Shares, the Trustee shall sell the Shares to National Grid, unless an Officer of National Grid USA instructs the Trustee to sell the Shares on the open market or to another Employer benefit plan which provides for inter-plan purchase and sale of Shares or a combination of the three.

If Shares are netted between Participants or between Participants and participants from another Employer benefit plan, the price shall be computed based upon the closing price for Shares on the New York Stock Exchange - Composite Transactions at the closing of the New York Stock Exchange, on the Business Day prior to the particular transaction; provided, however, to the extent Shares are netted in more than a single transaction during a given day or period, as applicable, the price of Shares shall reflect the average price of Shares netted during that period.

If Shares are purchased on the open market, the price will be computed at the average purchase price of all Shares purchased during that day or period, as applicable. If Shares are purchased from National Grid, the price will be computed on the basis of the average of high and low prices

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on the New York Stock Exchange - Composite Transactions as reported in The Wall Street Journal for the five consecutive trading days ending with the applicable Investment Date; provided, however, if the Shares are National Grid American Depository Receipts or American Depository Shares, the price will be computed based upon the market value of the underlying securities at closing of the London Stock Exchange on the Investment Date.

If Shares are sold on the open market, the price will be computed at the average sale price of all Shares sold during that day or period, as applicable. If Shares are sold to National Grid, the price will be computed on the basis of the average of the high and low prices on the New York Stock Exchange - Composite Transactions at the closing of the New York Stock Exchange for the trading day on which the Shares are sold; provided, however, if the Shares are National Grid American Depository Receipts or American Depository Shares, the price will be computed based upon the market value of the underlying securities at closing of the London Stock Exchange on the business day prior to the date they are sold.

If there is no trading in the Shares on the New York Stock Exchange for a substantial amount of time during the period of computation, or reporting of Share transactions for any day in the period does not take place or is subject to reporting error, the value of the Shares shall be determined by National Grid on the basis of such market quotations or other method as National Grid and the Trustee shall deem appropriate; provided that, to the extent necessary to satisfy the requirements of Code sections 401(a)(28) and 4975(e)(7), all valuations of Shares shall be performed by an independent appraiser who satisfies the requirements of Internal Revenue Code section 170(a) and the regulations thereunder, in the event that Shares held in the National Grid Share Fund are not readily tradable.

To the extent Shares are purchased from or sold to more than one source during any given day or period, as applicable, the price of Shares shall reflect the average price of Shares purchased from or sold to National Grid or the open market for that day or period.

No contribution involving the issue of Shares directly from National Grid can be made if, as a result of such contribution, the total number of Shares contributed directly under this Plan, or issued or issuable pursuant to the exercise of options or other rights granted within the preceding ten years under all employee share plans established by National Grid, or a subsidiary, would exceed 10% of the issued ordinary share capital of National Grid on the day of such contribution.

For the purpose of this 10% limit, any shares in National Grid Holdings One plc which have been issued (or remain issuable) under any executive or employees’ share scheme shall be treated as shares in National Grid.

This Section 15.34 is intended to be a portion of the Plan constituting an employee stock ownership plan under section 4975(e) of the Code.

15.35 “New England Employer Participant” means a Participant in the Plan who is employed by an Employer other than Niagara Mohawk Power Corporation.

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15.36 “Niagara Mohawk Participant” means a Participant in the Plan who is employed by Niagara Mohawk Power Corporation.

15.37 “Non-Collectively Bargained Employee” means any person in the employ of an Employer who is not included in a unit of employees covered by a collective bargaining agreement that provides for participation in the Plan.

15.38 “Normal Retirement Age” means age 65.

15.39 “Northboro Employee” means a New England Employer Participant employed at the customer service center in Northboro.

15.40 “Officer” means the Chairman, President, Chief Financial Officer, Senior Vice President, Vice President or Treasurer of National Grid USA or its successor.

15.41 “Participant” means each Eligible Employee and former Eligible Employee who participates in the Plan pursuant to Article 2 of the Plan.

15.42 “Plan Year” means the 12-month period ending each December 31.

15.43 “Post-tax Rollover Account” means the account into which are credited post-tax Rollover Contributions, if any, and all income, gains and losses attributable thereto.

15.44 “Pre-Tax Contribution” means a pre-tax contribution made to the Plan by the Participant pursuant to an Elective Contribution.

15.45 “Pre-Tax Contributions Account” means the sub-account to which Pre-Tax Contributions made pursuant to an Elective Contribution are credited, together with any income, gains and losses attributable thereto.

15.46 “Prior Plan” means the National Grid USA Companies Incentive Thrift Plan I and II as in effect prior to the effective date of this amendment and restatement.

15.47 “Qualified Default Investment Alternative” means an Investment Fund(s) or other investment vehicle (such as a managed account arrangement) which satisfies the requirements of Department of Labor Regulation §2550.404c-5(e) and which is designated by the Administrator as a qualified default investment alternative under the Plan from time to time for particular Participants and/or circumstances. With respect to assets invested prior to December 24, 2007, “Qualified Default Investment Alternative” means the Investment Fund selected as the default fund under the Plan.

15.48 “Qualified Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a “qualified domestic relations order” within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an

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alternate payee) before the Participant is otherwise entitled to a distribution under the Plan. Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a Qualified Domestic Relations Order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

15.49 “Qualified Nonelective Contribution” means a contribution made in the discretion of the Employers which is designated by the Employers as a Qualified Nonelective Contribution.

15.50 “Regulation” means a regulation issued by the Department of Treasury, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, or similar pronouncement issued by the Internal Revenue Service.

15.51 “Required Beginning Date” means: (a) for a Participant who is a five percent owner (as defined in Code section 416), April 1 following the calendar year in which the Participant attains age 72; and (b) for a Participant who is not a five percent owner (as defined in Code section 416), April 1 following the later of (i) the calendar year in which the Participant attains age 72, and (ii) the calendar year in which the Participant retires.

15.52 “Retirement Plans Committee” means the committee with fiduciary responsibility for administration and investments and as otherwise directed by the Board.

15.53 “Rollover Contribution” means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in the Plan.

15.54 “Rollover Account” means the account into which are credited pre-tax Rollover Contributions, if any, and all income, gains and losses attributable thereto.

15.55 “Roth Contribution” means a contribution designated irrevocably by the Participant at the time of the Elective Contribution as a Roth elective deferral that is being made in lieu of all or a portion of the Pre-Tax Contributions the Participant is otherwise eligible to make under the Plan. A Roth Contribution shall be treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made an Elective Contribution.

15.56 “Roth Contribution Account” means the sub-account to which Roth Contributions made pursuant to an Elective Contribution are credited, together with any income, gains and losses attributable thereto.

15.57 “Roth Rollover Account” means the account into which are credited Roth Rollover Contributions, if any, and all income, gains and losses attributable thereto

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15.58 “Roth Conversion Account” means the account to which amounts converted by a Participant to Roth Contributions pursuant to Section 8.10, if any, are credited, together with the income, gains and losses attributable thereto.

15.59 “Section” means a section of the Plan.

15.60 “Shares” means ordinary shares or American Depository Shares (or American Depository Receipts) of National Grid.

15.61 “Spouse”, as that term is used throughout the Plan, means anyone who is married under the laws of any state or country, regardless of the state of residence or place of employment.

15.62 “Trust” means the trust(s) established in conjunction with the Plan, together with any and all amendments thereto.

15.63 “Trustee” means the person or persons who are at any time the acting trustee(s) under the Trust as so designated by the Board.

15.64 “Trust Fund” means the property held in trust by the Trustee(s) for the benefit of Participants, Qualified Domestic Relations Order alternate payees, and Beneficiaries.

15.65 “Year of Service” means a 12 consecutive-month period (commencing on the date the individual is first employed by the Employer or an Affiliate) during which the individual has completed as lease 1,000 Hours of Service; provided that, if an individual does not complete 1,000 Hours of Service during such 12-month period, a Year of Service means the first Plan Year, beginning with the Plan Year immediately following the date the individual first is employed (by the Employer or an Affiliate) during which her or she completes at least 1,000 Hours of Service. Effective for Computation Periods on and after July 3, 2010, “Year of Service” shall mean shall be computed by reference to the 12-consecutive month period beginning with the Employee’s Employment Commencement Date and each successive 12-month period commencing on the anniversaries thereof. For the Computation Period which includes the effective date of the change (July 2, 2010), the Employee’s Year of Service credit shall be the greater of: (a) the period of service that would be credited under the elapsed time method for the Employee’s service for the Computation Period which includes the date of the change, or (b) the service that would be taken into account under the 1,000 Hours of Service method for the Computation Period which includes the date of the change.

15.66 “Year of Service for Participation” means a Computation Period during which an individual has accumulated at least 1,000 Hours of Service.

ARTICLE 16: MINIMUM REQUIRED DISTRIBUTIONS

16.1 General Rules.

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(a) Effective Date. The provisions of this Article will apply for purposes of determining minimum required distributions for calendar years beginning with the 2003 calendar year.

(b) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(c) Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).

(d) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article 16, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

16.2 Time and Manner of Distribution.

(a) Required Beginning Date. The Participant’s entire interest will be distributed, or will begin to be distributed, no later than the Participant’s Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in Section 16.6 below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided in Section 16.6 below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 16.2(b), other than Section 16.2(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 16.2(b) and Section 16.4, unless Section 16.2(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section

2021 Amended and Restated Thrift Plan

16.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 16.2(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 16.2(b)(1)) the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 16.3 and 16.4 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

16.3	Required Minimum Distributions During a Participant’s Lifetime.

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401( a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 16.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

16.4	Required Minimum Distributions After Participant’s Death.

(a) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s designated Beneficiary, determined as follows:

(i) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the

2021 Amended and Restated Thrift Plan

surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. Except as provided in Section 16.6 below, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining Life Expectancy of the Participant’s designated Beneficiary, determined as provided in Section 16.4(a).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 16.2(b)(1), this Section 16.4(b) will apply as if the surviving spouse were the Participant.

16.5 Definitions. For purposes of this Article, the following definitions shall apply:

(a) Designated Beneficiary”. The individual who is designated as the Beneficiary under Section 8.4 of the Plan and is the designated Beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-4 of the Treasury regulations.

(b) “Distribution calendar year”. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death,

2021 Amended and Restated Thrift Plan

the first distribution calendar year is the calendar year in which distributions are required to begin under Section 16.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c) “Life Expectancy”. Life expectancy as computed by used of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(d) “Participant’s Account balance”. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e) “Required Beginning Date”. The date specified in Section 15.51 of the Plan.

16.6 Special Rules. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Section 16.2(b) and 16.4(b) of this Article applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 16.2(b) of this Article, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this Section 16.6, distributions will be made in accordance with Sections 16.2(b) and 16.4(b) of this Article.”

16.7 SECURE Act Changes to Required Beginning Date at Age 72. The foregoing to the contrary notwithstanding, the provisions of this Section 16.7 will apply for purposes of determining the Required Beginning Date applicable to any Participant that attains age 70 1⁄2 after December 31, 2019. With respect to any Participant that attains age 70 1⁄2 after December 31, 2019, Required Beginning Date shall mean, April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 72, or (ii) in the case of a Participant other than a “five percent (5%) owner (within the meaning of Section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains age 72, the calendar year in which he retires.

a.

2020 RMD Waiver. Notwithstanding the provisions of this section 8.6 above, whether a Participant or Beneficiary who would have been required to receive required minimum distributions in calendar year 2020 (or paid in calendar year

2021 Amended and Restated Thrift Plan

2021 but corresponding to calendar year 2020 for a participant with a Required Beginning date of April 1, 2021) but for the enactment of section 401(a)(9)(I) of the Code, and who would have satisfied that requirement by receiving distributions in accordance with the provisions of this Article 16 above, will receive those distributions unless the Participant or Beneficiary chooses not to receive the distribution. Provided further that, solely for purposes of applying the direct rollover provisions of the Plan, required minimum distributions paid in 2020 will be treated as eligible rollover distributions.

16.8 Beneficiary Rules Applicable if the Participant dies after December 31, 2019. Notwithstanding the provisions of this Article 16, for a Participant that dies on or after January 1, 2020, the following provisions will apply:

A.	“Eligible Designated Beneficiary” Eligible Designated Beneficiary means, with respect to any Participant, any Designated Beneficiary who is:

(I)	the Surviving Spouse of the Employee,

(II)	a child of the Employee who has not reached majority,

(III)	disabled (within the meaning of Code section 72(m)(7)),

(IV)

a chronically ill individual (within the meaning of Code section 7702B(c)(2), except that the requirements of subparagraph (A)(i) thereof shall only be treated as met if there is a certification that, as of such date, the period of inability described in such subparagraph with respect to the individual is an indefinite one which is reasonably expected to be lengthy in nature), or

(V)	an individual not described in any of the preceding subclauses who is not more than 10 years younger than the Employee.

The determination of whether a Designated Beneficiary is an eligible Designated Beneficiary shall be made as of the date of death of the Employee.

B	“Designated Beneficiary” means a Designated Beneficiary that is not an Eligible Designated Beneficiary.

C	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year

2021 Amended and Restated Thrift Plan

immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 72, if later. In lieu of the preceding rule, the Participant or Spouse may elect on an individual basis, by no later than September 30 of the calendar year following the year of the Participant’s death, to have the Participant’s entire interest distributed to the surviving Spouse by December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

D

If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Eligible Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died. In lieu of the preceding rule, the Participant or Eligible Designated Beneficiary may elect on an individual basis, by no later than September 30 of the calendar year following the year of the Participant’s death, to have the Participant’s entire interest distributed to the Eligible Designated Beneficiary by December 31 of the calendar year containing the tenth anniversary of the Participant’s death. Distribution to Designated Beneficiaries that are not Eligible Designated Beneficiaries will be limited to have the Participant’s entire interest distributed by December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

E

If the Participant dies on or after the date distributions begin and there is an Eligible Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Eligible Designated Beneficiary, determined as follows:

I	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

II

If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of

2021 Amended and Restated Thrift Plan

the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

III

If the Participant’s surviving Spouse is not the Participant’s sole Eligible Designated Beneficiary, the Eligible Designated Beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

IV

Designated Beneficiaries that are not Eligible Designated Beneficiaries will only have the option to not have the option to have the Participant’s entire interest distributed to the Designated Beneficiary by December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

V

All Eligible Designated Beneficiaries may elect on an individual basis, by no later than September 30 of the calendar year following the year of the Participant’s death, to have the Participant’s entire interest distributed by December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

VI	Special rules applicable to certain trusts for disabled or chronically ill beneficiaries under Code Section 401(a)(9)(H)(iv) are hereby incorporated by reference.

VII

This Section 16.8 shall be interpreted and administered in accordance with the requirements of Section 401(a)(9)(H) and any guidance issued thereunder. The Plan Administrator may establish such rules or procedures necessary to implement the provisions of this Section accordingly.

2021 Amended and Restated Thrift Plan

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its name and behalf by its duly authorized officer, this 29th day of December, 2021.

NATIONAL GRID USA SERVICE COMPANY, INC.

By:

Vice President, Compensation, Benefits & Pensions

2021 Amended and Restated Thrift Plan

“SUPPLEMENT A” TO

THE NATIONAL GRID USA COMPANIES’

INCENTIVE THRIFT PLAN

1.

The merger of that Portion of the Nantucket Electric Company 401(k) Plan Attributable to Nantucket Union Employees. Effective as of October 1, 1996 (the “Merger Effective Date”), that portion of the Nantucket Electric Company 401(k) Plan (the “Nantucket Plan”) pertaining to Nantucket Union Employees is merged with and into the Plan. For purposes of this Supplement A, the term “Nantucket Union Employees” means a person (i) who was an employee of Nantucket Electric Company who was included in a unit of employees covered by a collective bargaining agreement as to which retirement benefits had been the subject of good faith bargaining, and (ii) who, immediately prior to the Merger Effective Date, was a participant in the Nantucket Plan.

2.	Treatment of Nantucket Union Employees. Notwithstanding any other provision of the Plan to the contrary,

a.

as of the Merger Effective Date, Nantucket Electric Company will constitute an Employer under the Plan, as defined under Section 15.21, and each Nantucket Union Employee will become a Participant in the Plan and thereafter will be subject to the provisions of the Plan as they may be amended or restated form time to time, except as provided in this Supplement A;

b.

as of the Merger Effective Date, all liabilities and assets of the Nantucket Plan pertaining to the Nantucket Union Employees will be transferred to, assumed by, and become a part of the Plan and the trust thereunder;

c.

as of the Merger Effective Date, each Nantucket Union Employee will have an amount credited to his or her Accounts under the Plan that is at least equal to the amounts which he or she had credited to his or her accounts under the Nantucket Plan immediately prior to the Merger Effective Date;

d.

each Nantucket Union Employee who was fully vested under the Nantucket Plan will be fully vested at all times under the Plan, and each Nantucket Union Employee who was not fully vested under the Nantucket Plan will become vested in his or her Accounts in accordance with Section 5.1 of the Plan, but in any event no less rapidly than under the Nantucket Plan;

e.	for periods following the Merger Effective Date, the amounts credited to the Account of each Nantucket Union Employee under the Plan will be calculated pursuant to Article IV of the Plan;

2021 Amended and Restated Thrift Plan

f.

each Nantucket Union Employee will be entitled to elect to receive, in the form of any distribution option available under the Nantucket Plan, such portion of his or her Accounts under the Plan as is equal to the amount that he or she had credited under the Nantucket Plan immediately prior to the Merger Effective Date;

g.

each Nantucket Union Employee who was not a participant in the Nantucket Plan immediately before the Merger Effective Date will become a Participant in the Plan pursuant to Article III and thereafter will be subject to the provisions of the Plan as they may be amended or restated from time to time;

h.

for purposes of determining a Year of Service and a Computation Period under the Plan, employees of Nantucket Electric Company who (in accordance with this Supplement A) become eligible to participate in the Plan as of the Merger Effective Date will be credited with an Hour of Service for each of his or her “Hours of Service” under the Nantucket Plan (as determined under the Nantucket Plan); and

i.	effective January 1, 2003 annuity options (including joint and survivor annuity options) are no longer offered pursuant to the terms of the Nantucket Plan.

2021 Amended and Restated Thrift Plan

“SUPPLEMENT B” TO

THE NATIONAL GRID USA COMPANIES’

1.

INCENTIVE THRIFT PLAN The merger of that Portion of the Eastern Utilities Associates Employees’ Savings Plan Attributable to EUA Union Employees. The portion of the Eastern Utilities Associates Employees’ Savings Plan (the “EUA Plan”) pertaining to EUA Union Employees shall be merged with and into the Plan, as of May 1, 2000 or as soon as practical thereafter (the “Merger Effective Date”). For purposes of this Supplement B, the term “EUA Union Employee” means a person (i) who was an employee of Eastern Utility Associates or an affiliate (“EUA”) who was included in a unit of employees covered by a collective bargaining agreement as to which retirement benefits had been the subject of good faith bargaining, and (ii) who, immediately prior to the Merger Effective Date, was a participant, or eligible to participate, in the EUA Plan.

2.	Treatment of EUA Union Employees. Notwithstanding any other provision of the Plan to the contrary,

a.

as of the Merger Effective Date, each EUA Union Employee who was a participant in the EUA Plan will become a Participant in the Plan and thereafter will be subject to the provisions of the Plan as they may be amended or restated from time to time, except as provided in this Supplement B;

b.

as of the Merger Effective Date, all liabilities and assets of the EUA Plan pertaining to the EUA Union Employees will be transferred to, assumed by, and become a part of the Plan and the trust thereunder;

c.

as of the Merger Effective Date, each EUA Union Employee will have an amount credited to his or her Accounts under the Plan that is at least equal to the amounts which he or she had credited to his or her accounts under the EUA Plan immediately prior to the Merger Effective Date;

d.	for periods following the Merger Effective Date, the amounts credited to the Account of each EUA Union Employee under the Plan will be calculated pursuant to Article IV of the Plan;

e.

each EUA Union Employee will be entitled to receive in-service distributions of no less than of such portion of his or her Accounts under the Plan as is equal to the amount that he or she had credited under the EUA Plan immediately prior to the Merger Effective Date in accordance with any such in-service distribution options available under the EUA Plan;

f.

each EUA Union Employee will be entitled to elect to receive, in the form of any distribution option available under the EUA Plan, no less than such portion of his or her Accounts under the Plan as is equal to the amount that he or she had credited under the EUA Plan immediately prior to the Merger Effective Date; and

2021 Amended and Restated Thrift Plan

g.

for purposes of determining a Year of Service and a Computation Period under the Plan, employees of EUA will be credited with an Hour of Service for each of his or her “Hours of Service” under the EUA Plan (as determined under the EUA Plan).

2021 Amended and Restated Thrift Plan

“SUPPLEMENT C” TO

THE NATIONAL GRID USA COMPANIES’

INCENTIVE THRIFT PLAN

1.

Merger of the Niagara Mohawk Power Corporation Represented Employees’ Savings Fund Plan. Effective as of January 31, 2002, which is the date of the merger of Niagara Mohawk Power Corporation into National Grid USA Companies (the “Merger Effective Date”), the Niagara Mohawk Power Corporation Represented Employees’ Savings Fund Plan (the “Niagara Mohawk Plan”) is merged with and into the Plan.

2.	Treatment of Niagara Mohawk Employees. Notwithstanding any other provision of the Plan to the contrary,

a.

as of the Merger Effective Date, Niagara Mohawk Power Corporation, and its successor, (“Niagara Mohawk”) will constitute an Employer under the Plan, as defined under Section 15.21, and each participant of the Niagara Mohawk Plan (“Niagara Mohawk Participant”) will become a Participant in the Plan and thereafter will be subject to the provisions of the Plan as they may be amended or restated from time to time, except as provided in this Supplement C;

b.

each Niagara Mohawk employee eligible to participate in the Niagara Mohawk Plan but who was not a participant in the Niagara Mohawk Plan immediately before the Merger Effective Date, and each Niagara Mohawk employee hired from February 1, 2002 until December 31, 2002, will become a Participant in the Plan pursuant to the applicable provision of the Niagara Mohawk Plan, and thereafter will be treated as a Niagara Mohawk Participant and subject to the provisions of this Supplement C;

c.	each Niagara Mohawk employee hired on or after January 1, 2003 who becomes a Participant in the Plan will also be treated as a Niagara Mohawk Participant;

d.	as of the Merger Effective Date, all liabilities and assets of the Niagara Mohawk Plan will be transferred to, assumed by and become part of the Plan; and

e.

as of the Merger Effective Date, each Niagara Mohawk Participant will have assets credited to his or her Accounts under the Plan that are at least equal to the assets which he or she had credited to his or her accounts under the Niagara Mohawk Plan immediately prior to the Merger Effective Date; and

f.	all Plan operations and transactions on and after January 1, 2003 shall be determined under the terms of the Plan notwithstanding subparagraph (b) above.

2021 Amended and Restated Thrift Plan

“SUPPLEMENT D” TO

THE NATIONAL GRID USA COMPANIES’

INCENTIVE THRIFT PLAN

1.

Merger of the KeySpan Energy 401(k) Plan For Union Employees. Effective as of August 24, 2007, which is the date of the merger of KeySpan Corporation with National Grid USA (the “Merger Effective Date”), the KeySpan Energy 401(k) Plan For Union Employees (the “KeySpan Plan”) is merged with and into the Plan.

2.	Treatment of KeySpan Employees. Notwithstanding any other provision of the Plan to the contrary,

a.

as of the Merger Effective Date, KeySpan Corporation and all affiliated KeySpan Corporation entities that were participating employers in the KeySpan Plan immediately prior to the Merger Effective Date, altogether referred to as the “KeySpan Plan Participating Employers”, will constitute Employers under the Plan, as defined under Section 15.21 of the Plan, and each participant and beneficiary under the KeySpan Plan (“KeySpan Participant”) will become a participant and beneficiary under the Plan and thereafter will be subject to the provisions of the Plan as they may be amended or restated from time to time, except as otherwise provided in this Supplement D;

b.

all provisions under the KeySpan Plan pertaining to eligibility, participation, contributions, investment of accounts, vesting, in-service withdrawals, loans, benefits upon death or separation from service, and withdrawal/distribution options (KeySpan Plan Articles Two, Three and Five through Ten, Appendix A and B, and Section 12.3 inclusive, as well as applicable definitions under Article One) shall be incorporated herein by reference and remain applicable to KeySpan Participants and Beneficiaries as well as newly eligible Employees of a KeySpan Plan Participating Employer; provided, however: the terms of Article IV shall survive to the extent necessary to complete transition testing and transactions consistent with applicable Code transition rules applicable to company mergers; effective December 10, 2007, the definition of Employer Stock under Article One and the references to “common stock” under Sections 3.9 and 3.10 of the KeySpan Plan surviving terms shall mean American Depositary Shares (or American Depositary Receipts) of National Grid plc; Plan Administrator shall mean the Retirement Plans Committee (and it successor or successors) as defined in the Plan; involuntary cash-outs under Section 10.2 are limited to $1,000; rollovers under Section 3.6 shall include eligible rollovers by retiree participants from any Employer or Affiliated Employer Code section 401(a) qualified defined benefit plan in accordance with Retirement Plans Committee procedures;

2021 Amended and Restated Thrift Plan

c.

the corresponding provisions of the Plan to those that apply to KeySpan Participants, including without limitation, Article Two, Article Three, Article Four (exclusive of Section 4.3( c), and Articles Five through Nine inclusive, shall not apply to the KeySpan Plan Participants;

d.

as of the Merger Effective Date, all liabilities and assets of the KeySpan Plan are assumed by, and become part of, the Plan, notwithstanding the fact the trustee and/or recordkeeper for the KeySpan Plan Participants’ assets and accounts may remain separate from those of the rest of the Plan until ultimately combined with a single trustee and/or recordkeeper; and

e.

as of the Merger Effective Date, each KeySpan Plan Participant and Beneficiary will have assets credited to his or her Accounts that are at least equal to the assets which he or she had credited to his or her Accounts under the KeySpan Plan immediately prior to the Merger Effective Date.

2021 Amended and Restated Thrift Plan

SUPPLEMENT E

COMPANY CONTRIBUTIONS AND VESTING

COLLECTIVE BARGAINING EMPLOYEES

Part I - The provisions set forth in this Part I apply to the following unions:

•	BUW Local 310 Cumberland

•	BUW Local 310 Providence

•	BUW Local 317 – Beverly

•	BUW Local 322 – Monson

•	BUW Local 329 – Hopedale

•	BUW Local 330 – Worcester

•	IBEW Local 326 – Co 05,10,41,99

•	IBEW Local 1465 – Fall River

•	IBEW 486A Nepsco Construction, IBEW 486B Great Barr & North Adam, IBEW 486D Telecom, IBEW 486E Northampton, IBEW 486F Lebanon

•	UWUA Local 369 – Nantucket

•	UWUA Local 369 – Northboro

•	UWUA Local 369

Company Matching Contributions

An Employee covered by one of the collective bargaining agreements applicable to a union set forth above is eligible to receive Company Matching Contributions after one Year of Service with the Company.

2021 Amended and Restated Thrift Plan

For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 2% of Base Pay, the Company will match 100%; in addition, the Company will match 50% for every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes in excess of 2% of their Base Pay up to the next 4% of their Base Pay. The Matching Contribution is calculated each payroll period and is subject to a true-up after the end of the Plan Year.

“True-Up” Matching Contribution

Matching Contributions are made for each payroll period in which an Eligible Employee makes an Elective Contribution or an After-tax Contribution to the Plan. The Company will perform a “true-up” calculation following the end of each Plan Year to determine the amount of Company Matching Contributions based on contributions made by an Eligible Employee over the entire Plan Year, and will contribute any additional amounts required by the true-up calculation to an Eligible Employee’s account. These contributions will be made as soon as practicable following the end of the Plan Year.

Core Contributions

Employees covered by the collective bargaining agreements for BUW Locals 310 – Providence, 317, 322, 329, 330 and 369 that are hired or rehired on and after May 12, 2013 are eligible for Core Contributions. Employees covered by the collective bargaining agreement for BUW Local 310 – Cumberland that are hired or rehired on and after July 20, 2013 are eligible for Core Contributions. In addition, all members of Local 369 in the Northboro Call Center hired prior to May 12, 2013 who were participants in the Nothboro Call Center Cash Balance Pension Plan are eligible for Core Contributions effective September 1, 2013. Employees covered by the collective bargaining agreements for IBEW Locals 326, 486 and 1465 that are hired or rehired on and after May 12, 2014 are eligible for Core Contributions.

Core Contributions provided under this section will be based on the provisions of Section 3.5, except that the effective date is changed to May 12, 2013 for BUW Locals 310 – Providence, 317, 322, 329, 330 and 369; July 20, 2013 for members of BUW Local 310 – Cumberland; September 1, 2013 for members of Local 369 in the Northboro Call Center hired prior to May 12, 2013 who were participants in the Northboro Call Center Cash Balance Pension Plan; and May 12, 2014 for members of IBEW Locals 326, 486 and 1465.

2021 Amended and Restated Thrift Plan

Vesting

Each of the Employees covered by one of the collective bargaining agreements applicable to a union set forth above is to be vested as follows:

•	100% vested in their Company Matching Contribution.

•

Core Contributions will be 0% vested until the Employee completes three (3) Years of Service. After the Employee completes three (3) Years of Service, the Employee will be 100% vested in his Core Contributions.

2021 Amended and Restated Thrift Plan

SUPPLEMENT E

COMPANY CONTRIBUTIONS AND VESTING

COLLECTIVE BARGAINING EMPLOYEES

Part II - The provisions set forth in this Part II apply to the following unions:

•	IBEW Local 97

•	IBEW Local 97C

Company Matching Contributions

An Employee covered by one of the collective bargaining agreements applicable to a union set forth above is eligible to receive Company Matching Contributions after one Year of Service with the Company.

IBEW Local 97 –For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 7% of Base Pay, the Company will match 50%. The Matching Contribution is calculated each payroll period and is subject to a true-up after the end of the Plan Year.

IBEW Local 97C -For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 6% of Base Pay, the Company will match 50%. The Matching Contribution is calculated each payroll period and is subject to a true-up after the end of the Plan Year.

“True-Up” Matching Contribution

Matching Contributions are made for each payroll period in which an Eligible Employee makes an Elective Contribution or an After-tax Contribution to the Plan. The Company will perform a “true-up” calculation following the end of each Plan Year to determine the amount of Company Matching Contributions based on contributions made by an Eligible Employee over the entire Plan Year, and will contribute any additional amounts required by the true-up calculation to an Eligible Employee’s account. These contributions will be made as soon as practicable following the end of the Plan Year.

Core Contributions

2021 Amended and Restated Thrift Plan

Employees covered by the collective bargaining agreement for IBEW Local 97C that are employed on and after May 1, 2017 are eligible for Core Contributions, as set forth below.

Eligibility of an Employee for Core Contributions will be determined under the provisions of the collective bargaining agreement covering the Employee. Core Contributions will begin the first of the month following the date that the Participant completes three months of service. The Core Contribution each payroll period will be determined based on the Base Pay earned for that payroll period. The Core Contribution is a percentage of Compensation based on a Participant’s total Years of Service. For purposes of Part II of this Supplement E, “Year of Service” is defined as the 12 month period from January 1 through December 31, during which the Employee has completed at least one Hour of Service. A participant will receive credit for a “Year of Service” when determining Core Contributions if the participant is considered and active Employee on January 1 of the subsequent Plan Year. The Core Contribution to be made on behalf of a Participant is listed in the table below, except to the extent that the collective bargaining agreement provides for a different table or contribution schedule.

Years of Service	Core Contribution (% of Compensation)
0 – 4	4%
5 – 9	5%
10 – 14	6%
15 – 19	7%
20 +	8%

A Participant receives points as follows:

For Each	The Participant receives

Full year of Participant’s age on January 1	1 point per year, plus 1 point

Full Year of Service of the Participant on January 1	1 point per year, plus 1 point

The point system is based on full years. Fractional portions of a year will not be considered. This means that if a Participant is 36 3⁄4 years old at the beginning of a calendar year, the Participant will receive 37 points – 36 full years of age, plus one extra point.

For example, if a Participant is 46.25 years old with 20.75 years of service on January 1, that Participant will have 68 points for the Plan Year (46 years old + 1 point plus 20 years of Service + 1 point) for a contribution of 7%.

2021 Amended and Restated Thrift Plan

Unless otherwise provided in the collective bargaining agreement, Core Contributions are based on a Participant’s Base Pay. Participants will be automatically enrolled in the Core Contribution and these contributions will continue even if the Participant does not contribute to the Plan.

Core Contributions will be automatically invested in the Vanguard Target Retirement Trust closest to the year in which the Participant would attain age 65. A Participant is entitled to change the investment allocation for the Core Contribution, in accordance with the procedures applicable to Participant direction of the investment of a Plan account.

Subject to the terms of the collective bargaining agreement, a rehired Eligible Employee who had previously completed three months of service prior to his/her termination from employment will be immediately eligible to receive Core Contributions as of the date of rehire.

Vesting

An Employee covered by the IBEW Local 97 collective bargaining agreement is 100% vested in their Company Matching Contributions.

An Employee covered by the IBEW Local 97C collective bargaining agreement is 1/3 vested in their Company Matching Contributions for each Year of Service that they complete, so that the Employee is 100% vested after completing three Years of Service. In addition, Employees eligible to receive Core Contributions as set forth above will be 100% vested in their Core Contributions after completing three Years of Service.

2021 Amended and Restated Thrift Plan

SUPPLEMENT E

COMPANY CONTRIBUTIONS AND VESTING

COLLECTIVE BARGAINING EMPLOYEES

Part III - The provisions set forth in this Part III apply to the following unions:

•	USW Local 12431-01

Company Matching Contributions

An Employee covered by the collective bargaining agreement applicable to a union set forth above is eligible to receive Company Matching Contributions as of his/her date of hire with the Company.

For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 10% of All Pay, the Company will match 50%. The Matching Contribution is calculated each payroll period and is subject to a true-up after the end of the Plan Year.

“True-Up” Matching Contribution

Matching Contributions are made for each payroll period in which an Eligible Employee makes an Elective Contribution or an After-tax Contribution to the Plan. The Company will perform a “true-up” calculation following the end of each Plan Year to determine the amount of Company Matching Contributions based on contributions made by an Eligible Employee over the entire Plan Year, and will contribute any additional amounts required by the true-up calculation to an Eligible Employee’s account. These contributions will be made as soon as practicable following the end of the Plan Year.

Core Contributions

Employees covered by the collective bargaining agreement for USW Local 12431-01 that are hired or rehired on and after June 29, 2013 are eligible for Core Contributions.

Core Contributions provided under this section will be based on the provisions of Section 3.5, except that the effective date is changed to June 29, 2013.

2021 Amended and Restated Thrift Plan

Vesting

Employees covered by Employees covered by the USW Local 12431-01 collective bargaining agreement are to be vested as follows:

•	100% vested in their Company Matching Contribution.

•

Core Contributions will be 0% vested until the Employee completes three (3) Years of Service. After the Employee completes three (3) Years of Service, the Employee will be 100% vested in his Core Contributions.

2021 Amended and Restated Thrift Plan

SUPPLEMENT E

COMPANY CONTRIBUTIONS AND VESTING

COLLECTIVE BARGAINING EMPLOYEES

Part IV - The provisions set forth in this Part IV apply to the following unions:

•	TWU Local 101

•	IBEW Local 3

Company Matching Contributions

An Employee covered by one of the collective bargaining agreements applicable to a union set forth above is eligible to receive Company Matching Contributions after one Year of Service with the Company.

TWU Local 101 - For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes, the Company will match 25%, up to 6% of pay The Matching Contribution is calculated each payroll period.

IBEW Local 3 - For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes, the Company will match 50%, up to 6% of pay. The Matching Contribution is calculated each payroll period.

“True-Up” Matching Contribution

Matching Contributions are made for each payroll period in which an Eligible Employee makes an Elective Contribution or an After-tax Contribution to the Plan, subject to the terms of the Plan and any applicable Plan limits. The Company will perform a “true-up” calculation following the end of each Plan Year to determine the amount of Company Matching Contributions based on contributions made by an Eligible Employee over the entire Plan Year, and will contribute any additional amounts required by the true-up calculation to an Eligible Employee’s account. These contributions will be made as soon as practicable following the end of the Plan Year.

Core Contributions

2021 Amended and Restated Thrift Plan

Employees covered by the collective bargaining agreements for TWU Local 101 that are hired or rehired on and after January 1, 2011 are eligible for Core Contributions. In addition, all members of Local 101 hired prior to January 1, 2011 who were participants in the Employees’ Retirement Plan for Members of Local 101 - Cash Balance component are eligible for Core Contributions effective July 1, 2011.

Employees covered by the collective bargaining agreement for IBEW Local 3 that are hired or rehired on and after January 1, 2012 are eligible for Core Contributions. In addition, all members of Local 3 hired prior to January 1, 2012 who were participants in the Employees’ Retirement Plan for Members of Local 3 - Cash Balance component are eligible for Core Contributions effective January 1, 2012.

Core Contributions provided under this section will be based on the provisions of Section 3.5, except that the effective date is changed to January 1, 2011 for TWU Local 101 and January 1, 2012 for members of IBEW Local 3. However, notwithstanding any other provision of Section 3.5, once an Employee attains 30 Years of Service, the Core Contribution is automatically reduced to 4.5% of Compensation for Employees represented by TWU Local 101, and IBEW Local 3.

Vesting

Eligible Employees are 100% vested in their Company Matching Contributions after completing three Years of Service. Employees will become 100% vested in their Core Contributions after completing three Years of Service.

Rehired Employees will receive credit for prior service in accordance with the break-in-service rules set forth in Department of Labor regulations.

2021 Amended and Restated Thrift Plan

SUPPLEMENT E

COMPANY CONTRIBUTIONS AND VESTING

COLLECTIVE BARGAINING EMPLOYEES

Part V - The provisions set forth in this Part V apply to the following unions:

•	United Steelworkers Local 12003

•	United Steelworkers Local 12012-04

•	United Steelworkers Local 318

•	United Utility Workers Local 369 Webster

•	United Utility Workers Local 350

Company Matching Contributions

An Employee covered by one of the collective bargaining agreements applicable to a union set forth above is eligible to receive Company Matching Contributions after one Year of Service with the Company.

United Steelworkers Locals 12003 and 12012-04: For Employees hired before January 20, 2019, for every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 6% of All Pay, the Company will match 25%. Employees hired or rehired by the Company on or after January 20, 2019 are eligible to receive Company Matching Contributions beginning on the first of the month following the completion of three months of service with the Company, based on the following formula: For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 6% of All Pay, the Company will match 50%. The Matching Contribution is calculated each payroll period.

United Steelworkers Local 318: For Employees hired prior to May 2, 2016, for every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 6% of All Pay, the Company will match 25%. The Matching Contribution is calculated each payroll period.

For employees hired on or after May 2, 2016, for every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 6% of All Pay, the Company will match 50%. The Matching Contribution is calculated each payroll period.

2021 Amended and Restated Thrift Plan

United Utility Workers Local 350 and Local 369 Webster: For Employees hired prior to June 8, 2016, for every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 6% of All Pay, the Company will match 25%. The Matching Contribution is calculated each payroll period.

For employees hired on or after June 8, 2016, for every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 6% of All Pay, the Company will match 50%. The Matching Contribution is calculated each payroll period.

“True-Up” Matching Contribution

Company Matching Contributions are made for each payroll period in which an Eligible Employee makes an Elective Contribution or an After-tax Contribution to the Plan, subject to the terms of the Plan and any applicable Plan limits. The Company will perform a “true-up” calculation following the end of each Plan Year to determine the amount of Company Matching Contributions based on contributions made by an Eligible Employee over the entire Plan Year, and will contribute any additional amounts required by the true-up calculation to an Eligible Employee’s account. These contributions will be made in the same manner as Company Matching Contributions and will be made as soon as practicable following the end of the Plan Year.

Core Contributions

Employees hired on and after May 2, 2016 who are represented by Local 318 will be eligible to receive Core Contributions in accordance with the provisions of Section 3.5 of the Plan.

Employees hired on and after June 8, 2016 who are represented by Local 350/369 Webster will be eligible to receive Core Contributions in accordance with the provisions of Section 3.5 of the Plan.

Employees covered by a collective bargaining agreement with United Steelworkers Locals 12003 or 12012-04, who were hired or rehired on or after January 20, 2019 are eligible to receive Core Contributions in accordance with Section 3.5 of the Plan.

Vesting

Each of the Employees covered by one of the collective bargaining agreements applicable to a union set forth above is 100% vested in their Company Matching after completing three Years of Service. In addition, Employees eligible to receive a Core Contribution as set forth above will be 100% vested in their Core Contributions after completing three Years of Service.

2021 Amended and Restated Thrift Plan

Rehired Employees will receive credit for prior service in accordance with the break-in-service rules set forth in Department of Labor regulations.

2021 Amended and Restated Thrift Plan

SUPPLEMENT E

COMPANY CONTRIBUTIONS AND VESTING

COLLECTIVE BARGAINING EMPLOYEES

Part VI- The provisions set forth in this Part VII apply to the following unions:

•	United Steelworkers Local 13507

Company Matching Contributions

An Employee covered by the collective bargaining agreement applicable to United Steelworkers Local 13507 is eligible to receive Company Matching Contributions after one Year of Service with the Company.

For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 7% of All Pay, the Company will match 50%. The Matching Contribution is calculated each payroll period.

“True-Up” Matching Contribution

Company Matching Contributions are made for each payroll period in which an Eligible Employee makes an Elective Contribution or an After-tax Contribution to the Plan, subject to the terms of the Plan and any applicable Plan limits. The Company will perform a “true-up” calculation following the end of each Plan Year to determine the amount of Company Matching Contributions based on contributions made by an Eligible Employee over the entire Plan Year, and will contribute any additional amounts required by the true-up calculation to an Eligible Employee’s account. These contributions will be made in the same manner as Company Matching Contributions and will be made as soon as practicable following the end of the Plan Year.

The initial true-up contributions will be made in 2021 for the 2020 Plan Year.

Core Contributions

Employees covered by a collective bargaining agreement with United Steelworkers Local 13507, who were hired or rehired on or after June 2, 2019 are eligible for Core Contributions.

2021 Amended and Restated Thrift Plan

Core Contributions provided under this section will be based on the provisions of Section 3.5 of the Plan.

Vesting

An Employee covered by the collective bargaining agreement for United Steelworkers Local 13507 is 100% vested in their Company Matching after completing three Years of Service. In addition, Employees eligible to receive a Core Contribution as set forth above will be 100% vested in their Core Contributions after completing three Years of Service.

Rehired Employees will receive credit for prior service in accordance with the break-in-service rules set forth in Department of Labor regulations.

2021 Amended and Restated Thrift Plan

SUPPLEMENT E

COMPANY CONTRIBUTIONS AND VESTING

COLLECTIVE BARGAINING EMPLOYEES

Part VII - The provisions set forth in this Part VII apply to the following unions:

•	Algonquin LNG Local 251

Company Matching Contributions

An Employee covered by the collective bargaining agreement applicable to Algonquin LNG Local 251 is eligible to receive Company Matching Contributions after one Year of Service with the Company.

For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes up to 6% of All Pay, the Company will match 35%. The Matching Contribution is calculated each payroll period.

Vesting

An Employee covered by the collective bargaining agreement for Algonquin LNG Local 251 is 100% vested in their Company Matching after completing three Years of Service.

Rehired Employees will receive credit for prior service in accordance with the break-in-service rules set forth in Department of Labor regulations.

2021 Amended and Restated Thrift Plan

SUPPLEMENT E

COMPANY CONTRIBUTIONS AND VESTING

COLLECTIVE BARGAINING EMPLOYEES

Part VIII- The provisions set forth in this Part VIII apply to the following unions:

•	IBEW Local 1049 Physical

•	IBEW Local 1049 Clerical

Company Matching Contributions

Employees covered by the collective bargaining agreement for IBEW Local 1049 Physical and IBEW Local 1049 Clerical are eligible to receive Company Matching Contributions after one Year of Service with the Company.

For every pre-tax, Roth and/or after-tax dollar that an Eligible Employee contributes, the Company will match 50%, up to 6% of pay. The Matching Contribution is calculated each payroll period.

“True-Up” Matching Contribution

Matching Contributions are made for each payroll period in which an Eligible Employee makes an Elective Contribution or an After-tax Contribution to the Plan, subject to the terms of the Plan and any applicable Plan limits. The Company will perform a “true-up” calculation following the end of each Plan Year to determine the amount of Company Matching Contributions based on contributions made by an Eligible Employee over the entire Plan Year, and will contribute any additional amounts required by the true-up calculation to the Eligible Employee’s account. These contributions will be made as soon as practicable following the end of the Plan Year.

Core Contributions

Employees covered by the collective bargaining agreement for IBEW Local 1049 Physical and IBEW Local 1049 Clerical that are hired or rehired on and after February 14, 2015 are eligible for Core Contributions.

2021 Amended and Restated Thrift Plan

Core Contributions provided under this section will be based on the provisions of Section 3.5, except that the effective date is changed to February 14, 2015.

Vesting

Eligible Employees are 100% vested in their Company Matching Contributions after completing three Years of Service. Employees become 100% vested in their Core Contributions after completing three Years of Service.

Rehired Employees will receive credit for prior service in accordance with the break-in-service rules set forth in Department of Labor regulations.

2021 Amended and Restated Thrift Plan